
                                                                     EXHIBIT 4.4
                   EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

                                      OF

                            GENERAL RE CORPORATION

                         And Its Domestic Subsidiaries

                       (Adopted Effective July 1, 1969)



                            AS AMENDED AND RESTATED

                                JANUARY 1, 1998
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ARTICLE I  DEFINITIONS

     1.1      "Account"....................................................... 2
     1.2      "Actual Contribution Percentage"................................ 2
     1.3      "Actual Deferral Percentage".................................... 2
     1.4      "Additions"..................................................... 2
     1.5      "Affiliated Company"............................................ 2
     1.6      "Break-in-Service".............................................. 3
     1.7      "Board of Directors" or "Board"................................. 3
     1.8      "Code".......................................................... 3
     1.9      "Committee"..................................................... 3
     1.10     "Compensation".................................................. 3
     1.11     "Corporation"................................................... 4
     1.12     "Corporation Stock"............................................. 4
     1.13     "Disability".................................................... 4
     1.14     "Diversification Account"....................................... 5
     1.15     "Eligible Employee"............................................. 5
     1.16     "Employee"...................................................... 5
     1.17     "Employer ESOP Contributions"................................... 5
     1.18     "Employer"...................................................... 5
     1.19     "Entry Date".................................................... 5
     1.20     "ERISA"......................................................... 5
     1.21     "ESOP Account".................................................. 6
     1.22     "ESOP Matching Percentage"...................................... 6
     1.23     "ESOP Trust".................................................... 6
     1.24     "ESOP Valuation Date"........................................... 6
     1.25     "Exempt Loan"................................................... 6
     1.26     "Five Year Break in Service".................................... 6
     1.27     "Former Participant"............................................ 6
     1.28     "Funds"......................................................... 7
     1.29     "Highly Compensated Employee"................................... 7
     1.30     "Hour of Service"............................................... 7
     1.31     "Matching Contribution"......................................... 8
     1.32     "Matching Contributions Account"................................ 8
     1.33     "Maternity/Paternity Leave"..................................... 8
     1.34     "Participant"................................................... 9
     1.35     "Participating Subsidiary"...................................... 9
     1.36     "Period of Severance"........................................... 9
     1.37     "Plan".......................................................... 9
     1.38     "Plan Administrator"............................................ 9
     1.39     "Plan Year"..................................................... 9
     1.40     "Qualified Employee"............................................ 9
     1.41     "Quarter"....................................................... 9
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     1.42     "Reemployment Date"............................................ 10
     1.43     "Retirement"................................................... 10
     1.44     "Rollover Account"............................................. 10
     1.45     "Rollover Contribution"........................................ 10
     1.46     "Salary Deferral Account"...................................... 10
     1.47     "Salary Deferral Contribution Limit"........................... 11
     1.48     "Savings Account".............................................. 11
     1.49     "Service"...................................................... 11
     1.50     "Severance".................................................... 12
     1.51     "Supplemental Additional Contributions"........................ 12
     1.52     "Suspense Account"............................................. 12
     1.53     "Trustees"..................................................... 12
     1.54     "Trust Fund"................................................... 12
     1.55     "Valuation Date"............................................... 12
     1.56     "Vesting Computation Period"................................... 12
     1.57     "Year of Service".............................................. 12

ARTICLE II  ELIGIBILITY AND PARTICIPATION

     2.1      Voluntary Participation........................................ 13
     2.2      Eligibility.................................................... 13
     2.3      Reemployment................................................... 13
     2.4      Notification and Enrollment.................................... 13
     2.5      Transfers to or from Non-Covered Status........................ 13
     2.6      Designation of Beneficiary..................................... 13
     2.7      Continuance of Participation................................... 14
     2.8      ESOP........................................................... 14

ARTICLE III  CONTRIBUTIONS

     3.1      Savings Contributions.......................................... 15
     3.2      Salary Deferral Contributions.................................. 15
     3.3      Changes and Suspensions of Savings and Salary Deferral
              Contributions.................................................. 16
     3.4      Matching Contributions......................................... 16
     3.5      Rollover Contributions......................................... 17
     3.6      Supplemental Additional Contributions.......................... 18
     3.7      Remittance of Participant Contributions........................ 18
     3.8      Remittance of Employer Contributions........................... 18
     3.9      Maximum Contribution........................................... 19
     3.10     Contributions After Qualified Military Service Period.......... 20
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ARTICLE IV  INVESTMENTS

     4.1      Investment of Contributions.................................... 21
     4.2      Change in Investment Election for Future Contributions......... 21
     4.3      Change in Investment Election for Prior Contributions.......... 22
     4.4      Investment Percentages......................................... 22
     4.5      Loans.......................................................... 22

ARTICLE V  PARTICIPANTS' ACCOUNTS

     5.1      Individual Accounts for Each Participant....................... 23
     5.2      Valuation of Funds............................................. 23
     5.3      Valuation of Accounts.......................................... 23
     5.4      Statement of Participant's Accounts............................ 23
     5.5      Allocation of Forfeitures...................................... 23

ARTICLE VI  VESTING.......................................................... 25

     6.1      Vesting in Savings Accounts, Salary Deferral Accounts and
              Rollover Accounts.............................................. 25
     6.2      Vesting in Matching Contributions Accounts..................... 25
     6.3      Office Closing or Relocation................................... 25

ARTICLE VII  TERMINATION OF PARTICIPATION AND DISTRIBUTIONS.................. 26

     7.1      Death While Employed or Retirement............................. 26
     7.2      Severance...................................................... 26
     7.3      Death After Severance or Retirement............................ 26
     7.4      Method of Payment.............................................. 26
     7.5      Limitations on Payment......................................... 27
     7.6      Commencement of Distribution................................... 27
     7.7      Limitations on Distributions................................... 28
     7.8      Payments Only From Trust Fund.................................. 29
     7.9      Procedure...................................................... 29
     7.10     Withholding on Distributions................................... 29
     7.11     Payment Restrictions........................................... 29
     7.12     Direct Rollovers............................................... 30
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ARTICLE VIII  WITHDRAWALS AND FORFEITURES

     8.1      Withdrawals from the Savings Account........................... 31
     8.2      Withdrawals from the Rollover Account.......................... 31
     8.3      Withdrawals from the Matching Contributions Account............ 31
     8.4      Withdrawals from the Salary Deferral Account After Age 59 1/2.. 31
     8.5      Hardship Withdrawals........................................... 31
     8.6      Rules Governing Withdrawals.................................... 33
     8.7      Penalties and Forfeitures...................................... 33
     8.8      Withholding on Withdrawals..................................... 34
     8.9      ESOP Accounts.................................................. 34

ARTICLE IX  LOANS

     9.1      Loans.......................................................... 35
     9.2      Home Loans..................................................... 36
     9.3      Maximum Loan Amount............................................ 36

ARTICLE X  ESTABLISHMENT OF TRUST

     10.1     Agreement of Trust............................................. 37
     10.2     Trust Fund for Exclusive Benefit of Plan Participants and
              Their Beneficiaries............................................ 37
     10.3     Operation of the Trust......................................... 37
     10.4     Return of Employer Contributions............................... 37
     10.5     ESOP Trust..................................................... 37

ARTICLE XI  ADMINISTRATION OF THE PLAN

     11.1     Plan Administration............................................ 38
     11.2     Allocation of Responsibility for Plan and Trust Administration. 38
     11.3     Performance of Plan Duties..................................... 38
     11.4     Funding Policy................................................. 38
     11.5     Appointment of Plan Administrator.............................. 39
     11.6     Record Maintenance............................................. 39
     11.7     Allocation of Delegation of Duties and Responsibilities........ 39
     11.8     Expenses....................................................... 40
     11.9     Reliance Upon Others........................................... 40
     11.10    Indemnification................................................ 40
     11.11    Notifications.................................................. 40
     11.12    Multiple Capacities............................................ 41
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ARTICLE XII  AMENDMENT OF THE PLAN

     12.1     Authority to Amend the Plan.................................... 42

ARTICLE XIII  TERMINATION OF THE PLAN

     13.1     Discontinuance or Suspension of Employer Contributions and
              Termination of the Plan........................................ 43
     13.2     Procedure on Termination of Plan or Discontinuance of
              Employer Contributions......................................... 43
     13.3     Merger......................................................... 43

ARTICLE XIV  GENERAL PROVISIONS

     14.1     Participation of Subsidiaries.................................. 44
     14.2     Alienation of Benefits Prohibited.............................. 44
     14.3     No Employment Rights Implied................................... 44
     14.4     Number......................................................... 45
     14.5     Governing Law.................................................. 45
     14.6     Missing Persons................................................ 45
     14.7     Incapacity..................................................... 45
     14.8     Corrective Actions............................................. 45

ARTICLE XV  TOP-HEAVY PROVISIONS............................................. 46

     15.1     Applicability.................................................. 46
     15.2     Definitions.................................................... 46
     15.3     Determination of Top-Heavy Status.............................. 49
     15.4     Vesting........................................................ 50
     15.5     Minimum Benefits............................................... 51
     15.6     Adjustment to the Section 415 Limit............................ 52

ARTICLE XVI  EMPLOYEE STOCK OWNERSHIP PLAN................................... 53

     16.1     ESOP Contributions............................................. 53
     16.2     ESOP Matching Allocations...................................... 53
     16.3     ESOP Supplemental Allocations.................................. 53
     16.4     Exempt Loan.................................................... 54
     16.5     Investment of Trust Fund....................................... 54
     16.6     Suspense Account; Dividends on Unallocated Stock............... 54
     16.7     Vesting........................................................ 55
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     16.8     Distributions of ESOP Account.................................. 56
     16.9     Diversification of Account..................................... 56
     16.10    Voting......................................................... 57
     16.11    Tenders........................................................ 58
     16.12    Shares Credited................................................ 60

ARTICLE XVII  ESOP Administration............................................ 61

     17.1     ESOP Responsibilities.......................................... 61

     APPENDIX A  LIST OF PARTICIPATING DOMESTIC SUBSIDIARIES

     APPENDIX B  SCHEDULES FOR SPECIAL COVERAGE PROVISIONS FOR ACQUIRED
                 COMPANIES AND SIMILAR SITUATIONS

                 SCHEDULE I COVERAGE OF CERTAIN FORMER EMPLOYEES OF CONSTITUTION STATE MANAGEMENT COMPANY

                 SCHEDULE II COVERAGE OF CERTAIN FORMER EMPLOYEES OF HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY WHO BECAME EMPLOYEES OF ENGINEERING INSURANCE GROUP

                 SCHEDULE III COVERAGE OF CERTAIN FORMER EMPLOYEES OF ROYAL INDEMNITY COMPANY

                 SCHEDULE IV COVERAGE OF CERTAIN FORMER EMPLOYEES OF GUY CARPENTER & COMPANY, INC.

                 SCHEDULE V COVERAGE OF CERTAIN FORMER EMPLOYEES OF NEW ENGLAND ASSET MANAGEMENT, INC.

                 SCHEDULE VI COVERAGE OF CERTAIN FORMER EMPLOYEES OF COLOGNE REINSURANCE CORPORATION OF AMERICA

                                      vi
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                 SCHEDULE VII   COVERAGE OF CERTAIN FORMER EMPLOYEES OF PRMS,
                                INC.

                 SCHEDULE VIII COVERAGE OF CERTAIN FORMER EMPLOYEES OF NATIONAL REINSURANCE CORPORATION

                 SCHEDULE IX COVERAGE OF CERTAIN FORMER EMPLOYEES OF NATIONAL REINSURANCE CORPORATION WITH RESPECT TO MERGED PLAN ASSETS

                   EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN
                                      OF
                            GENERAL RE CORPORATION
                         And Its Domestic Subsidiaries

                            AS AMENDED AND RESTATED
                                JANUARY 1, 1998


                                    PURPOSE


     The Employee Savings and Stock Ownership Plan of General Re Corporation and its Domestic Subsidiaries (the "Plan") was originally adopted effective July 1, 1969. The purposes of the Plan are to encourage and assist employees of General Re Corporation (the "Corporation") and of its participating domestic subsidiaries (the "Participating Subsidiaries") to adopt a regular savings program, to help provide additional security for their retirement and to enable such employees to obtain a proprietary interest in, and share in the prosperity of, the Corporation. The Plan was amended effective July 1, 1984 to incorporate a qualified cash or deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986 (the "Code") and, accordingly, provides for both before-tax and after-tax employee contributions. The Plan is carried out through employee contributions deducted from payroll and additional contributions by the Corporation and Participating Subsidiaries out of their current or accumulated profits.

     The Plan is a profit sharing plan within the meaning of Section 401(a)(27) of the Code and is intended to meet the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") and to be qualified under Sections 401(a) and 401(k) of the Code. The ESOP provisions of the Plan are also intended to satisfy the definition contained in Section 4975(e)(7) of the Code and meet the applicable requirements of Sections 409(e), 409(h), 409(n) and 409(o) of the Code. It is also intended that any attendant trust which is part of the Plan be exempt under Section 501(a) of the Code.

     The rights and benefits, if any, of an employee who participated in the Plan (or any person claiming by, through or under such individual) whose employment was terminated prior to January 1, 1998 shall be determined in accordance with the provisions of the Plan document then in effect on the date of such employment termination unless otherwise provided in this restatement.

                                   ARTICLE I

                                  DEFINITIONS

     1.1  "Account"
           -------

     means the account established in connection with one or more of the Funds to reflect all contributions made by the Employer on behalf of the Participant and by the Participant, together with all earnings thereon, and, where applicable, to reflect all Rollover Contributions made by an Eligible Employee, together with all earnings thereon.

     1.2  "Actual Contribution Percentage"
           ------------------------------

     means, for each Plan Year, the average of the ratios (calculated separately for each Qualified Employee in a special group) of

          (a) the amount of Matching Contributions and savings contributions, if any, to be paid over to the Trust Fund on behalf of, or by, each Qualified Employee for each such Plan Year, to

          (b)  the Qualified Employee's Compensation for such Plan Year.

     1.3  "Actual Deferral Percentage"
           --------------------------

     means, for each Plan Year, the average of the ratios (calculated separately for each Qualified Employee in a specified group) of

          (a) the amount of salary deferral contributions to be paid over to the Trust Fund on behalf of each Qualified Employee for such Plan Year, to

          (b)  the Qualified Employee's Compensation for such Plan Year.

     1.4  "Additions"
           ---------

     means, with respect to a Plan Year, the total of Matching Contributions, salary deferral contributions, savings contributions, Employer ESOP contributions, and forfeitures under Sections 5.5, 8.7 and 16.7 allocated to a Participant's Account.

     1.5  "Affiliated Company"
           ------------------

     means a company which is (a) a member of a controlled group of corporations of which the Corporation is a member; (b) an unincorporated trade or business which is under common control with the Corporation, as determined in accordance with Section 414(c) of the Code and regulations issued thereunder, or (c) otherwise affiliated with the Corporation and determined by the Board of Directors to be an Affiliated Company for purposes of the Plan. A "controlled group of corporations" means a controlled group of corporations, as defined in
Section 1563(a) of the

Code, determined without regard to sections 1563(a)(4) and (e)(3)(c), except that, with respect to the limitations set forth in Section 3.9 of the Plan, instead of 80%, the applicable percentage shall be 50% whenever such percentage appears in Section 1563(a)(1) of the Code.

     1.6   "Break-in-Service"
            ----------------

     means a Vesting Computation Period in which a Participant completes no more than 500 Hours of Service.

     1.7   "Board of Directors" or "Board"
            ------------------      -----

     means the Board of Directors of the Corporation or its Executive Committee.

     1.8   "Code"
            ----

     means the Internal Revenue Code of 1986, as amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

     1.9   "Committee"
            ---------

     means a panel consisting of three or more officers or employees of the Plan Administrator appointed by the Plan Administrator to act on its behalf in administering the Plan.

     1.10  "Compensation"
            ------------

     means (a) for salaried Employees, the regular basic salary or wages paid by an Employer for services performed by such Employees which are computed on a weekly, monthly, annual or other comparable basis before any payroll deductions for taxes or any other purposes plus their salary deferral contributions and any amounts contributed on behalf of such Employees for such period under the Corporation's cafeteria plan under Section 125 of the Code, and (b) for hourly Employees, wages paid by an Employer for services performed by such Employees which are computed on a biweekly or other comparable basis before any payroll deductions for taxes or any other purposes, plus their salary deferral contributions and any amounts contributed on behalf of such Employees for such period under the Corporation's cafeteria plan under Section 125 of the Code. However, in the case of both (a) and (b), above, Compensation shall not include overtime, bonuses, commissions, fees, pension, severance pay or any other extraordinary compensation, nor Matching Contributions or ESOP Contributions by an Employer under this Plan, or Employer contributions to the Retirement Plan or any other deferred compensation or employee benefit plan or program of any Employer. Notwithstanding the foregoing,

           (a) for purposes of determining the Actual Contribution Percentage in Section 1.2, the Actual Deferral Percentage in Section 1.3, and the ESOP Matching Percentage in Section 1.22 only, Compensation means an Employee's earnings from an Employer for a calendar year as reported on Form W-2, and

           (b) for purposes of Sections 1.4 and 3.9 only, Compensation shall include the Participant's wages, salaries, fees for professional services and other amounts for personal services actually rendered in the course of employment with an Employer (including, but not limited to, commission paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, and in the case of a Participant who is an employee within the meaning of Code Section 401(c)(1) and the regulations thereunder, the Participant's earned income (as described in Code Section 401(c) (2) and the regulations thereunder) paid for the Plan Year but shall exclude: (1)(A) contributions made by an Employer to a plan of deferred compensation to the extent that, before the application of the Code
Section 415 limitations to the Plan, the contributions are not includible in the gross income of the Employee for the taxable year in which contributed, (B) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Section 408(k) of the Code to the extent such contributions are deductible by the Employee under Section 219(a) of the Code,
(C) any distributions from a plan of deferred compensation regardless of whether such amounts are includible in the gross income of the Employee when distributed except any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includible in the gross income of the Employee; (2) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, such as premiums for group term insurance (but only to the extent that the premiums are not includible in the gross income of the Employee). For Plan Years commencing on and after January 1, 1997, Compensation, for purposes of
Section 1.4 and 3.9 only, shall include any salary deferral contributions made on behalf of a Participant and any amount which is contributed by an Employer at the election of a Participant and which is not includible in gross income of such Participant by reason of Section 125 of the Code.

           (c) the amount of Compensation taken into account for a Plan Year under Section 3.1, 3.2, 3.4, 16.2 and 16.3 shall not exceed the applicable dollar limitation imposed under Section 401(a)(17) of the Code. The applicable dollar limitation on Compensation for a Plan Year shall be $160,000 as adjusted periodically for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. For all Plan Years ending on or before December 31, 1996, the rules pertaining to family members under Sections 401(a)(17) and 414(q)(6) of the Code shall apply to the determination of a Highly Compensated Employee Participant's applicable dollar limitation on Compensation for a Plan Year.

     1.11  "Corporation"
            -----------

     means General Re Corporation.

     1.12  "Corporation Stock"
            -----------------

     means the shares of General Re Preferred Stock that are convertible into General Re Common Stock, and General Re Common Stock into which such stock may be converted.

     1.13  "Disability"
            ----------
     means any physical or mental condition which renders the Participant incapable of performing the work for which the Participant was employed or similar work that qualifies the Participant for benefits under an Employer-sponsored long-term disability plan.

     1.14  "Diversification Account"
            -----------------------

     means a portion of the ESOP Account offering the investment options provided in Section 4.1 established pursuant to Section 16.9.

     1.15  "Eligible Employee"
            -----------------

     means an Employee of an Employer. Notwithstanding the foregoing, a person shall not be considered an Eligible Employee if he (i) is a non-United States citizen who (a) is regularly employed outside the United States and (b) is temporarily assigned to an Employer in the United States or (ii) is part of a unit of Employees covered by a collective bargaining agreement between the Employer and the representative of such Employees unless such agreement provides otherwise.

     1.16  "Employee"
            --------

     means any person who is regularly employed by the Corporation or an Affiliated Company. Employee shall include any leased employee within the meaning of Section 414(n)(2) of the Code unless such leased employee is covered by a plan described in Section 414(n)(5) of the Code and unless such leased employees do not constitute more than 20 % of the Employer's non-Highly Compensated Employee workforce and, for purposes of determining eligibility for participation and vesting, all periods of service for the Company including services performed during a period when such employee would have been a "leased employee" had he completed a one-year period of substantially full-time service, shall be counted as service for an Employer.

     1.17  "Employer ESOP Contributions"
            ---------------------------

     means contributions made under Section 16.1.

     1.18  "Employer"
            --------

     means the Corporation and any Participating Subsidiary, as hereinafter provided in Section 14. 1. In the event that an Employee shall at any time be employed by two or more Employers, the term Employer shall mean and include, with reference to such Employee each of such companies acting independently of the others.

     1.19  "Entry Date"
            ----------

     means the first day of the Quarter in which an Eligible Employee satisfies the requirement of Section 2.2 and the first day of any Quarter thereafter subject to the provisions of Section 8.7.

     1.20  "ERISA"
            -----
     means the Employee Retirement Income Security Act of 1974, as amended. All citations to sections of ERISA are to such sections as they may from time to time be amended or renumbered.

     1.21  "ESOP Account"
            ------------

     means the sum of the Participant's ESOP Matching Allocations under Section 16.2, ESOP Supplemental Allocations under Section 16.3, forfeitures allocated under Section 16.7, and earnings thereon.

     1.22  "ESOP Matching Percentage"
            ------------------------

     means, for each Plan Year, the average of the ratios (calculated separately for each Qualified Employee in a special group) of

           (a) the amount of ESOP Matching Allocations and savings contributions, if any, made on behalf of, or by, each Qualified Employee for such Plan Year, to

           (b)  the Qualified Employee's Compensation for such Plan Year.

     1.23  "ESOP Trust"
            ----------

     means the Trust established pursuant to Article X to hold the ESOP funds and other Plan assets.

     1.24  "ESOP Valuation Date"
            -------------------

     means the last business day of each calendar quarter.

     1.25  "Exempt Loan"
            -----------

     means any loan to the Plan by the Corporation or any loan to the Plan which is guaranteed by the Corporation provided such loan is exempt under
Section 4975(d)(3) of the Code.

     1.26  "Five Year Break in Service"
            --------------------------

     means a period of 5 consecutive Vesting Computation Periods, beginning with the Vesting Computation Period in which the Participant incurs a Severance during which the Participant is not an Employee on the last day of each Vesting Computation Period, without regard to Section 1.31.

     1.27  "Former Participant"
            ------------------

     means any person who was at one time a Participant but who is no longer a Participant and who has not yet received a complete distribution from the Plan.

     1.28  "Funds"
            -----
     means the investment funds provided for in Section 4.1 of the Plan.

     1.29  "Highly Compensated Employee"
            ---------------------------

     means any Employee who:

           (a) was a 5% owner of the Employer at any time during the Plan Year or the preceding Plan Year; or

           (b)  for the preceding Plan Year

                (i) had Compensation from the Employer in excess of $80,000 (as adjusted from time to time in accordance with regulations of the Secretary of Treasury) and

                (ii) was in the group consisting of the top 20% of Employees ranked by Compensation for such preceding Plan Year.

     For purposes of paragraph (b)(ii) above, an Employer may exclude:

                (i)   Employees who have not completed 6 months of Service;

                (ii)  Employees who normally work less than 17.5 hours per week;

                (iii) Employees who normally work less than 6 months during a Plan Year;

                (iv)  Employees who have not attained age 21;

                (v)   Collectively bargained Employees; and

                (vi) Employees who are non-resident aliens and who receive no earned income from the Employer that constitutes income from United States sources.

           A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee separated from Service or such Employee was a Highly Compensated Employee at any time after attaining age 55.

     1.30  "Hour of Service"
            ---------------

     means:

           (a) (1) Each hour for which an Employee is paid, or entitled to payment, by the Corporation or any Affiliated Company, for the performance of employment duties. For purposes of determining eligibility under Sections 2.2 and 2.7, payment by the Monarch Insurance Company of Ohio to an Employee for the performance of employment duties on and after April 1,

1985, shall be treated as payment by Affiliated Company. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

                (2) Each hour for which an Employee is paid or entitled to payments by the Corporation or any Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) in accordance with Department of Labor Regulation Section 2530.200b-2, which is incorporated herein by reference: provided, however, that no more than 501 Hours of Service are required to be credited under this paragraph to an Employee on account of any single continuous period during which the Employee performs no duties (whether such period occurs in a single compensation period); and

                (3) Each hour for which back pay (irrespective of mitigation of damages) is either awarded or agreed to by the Corporation or any Affiliated Company; provided, however, that credit shall not be given under this paragraph
(a)(3) if credit is already given for the same hours under paragraphs (a)(1) or
(2), above. These hours shall be credited to the Employee for computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

           (b) Employees paid on an hourly basis shall be credited with Hours of Service as provided in paragraphs (a)(1), (2) and (3), above. Employees paid on a salaried basis and for whom actual time records are not kept shall be credited with 190 Hours of Service for each calendar month in which they must be credited with one Hour of Service under paragraphs (a)(1), (2) and (3), above.

     1.31  "Matching Contribution"
            ---------------------

     means the Employer's contribution made pursuant to Section 3.4.

     1.32  "Matching Contributions Account"
            ------------------------------

     means that portion of a Participant's Account attributable to Matching Contributions under Section 3.4 and includes the Participant's Company Accounts as in effect in the Plan on June 30, 1984.

     1.33  "Maternity/Paternity Leave"
            -------------------------

     means a leave of absence granted to an Employee who leaves employment due to pregnancy of that Employee, birth of a child of the Employee, placement of a child with the Employee in connection with adoption of such child by the Employee, or caring for a child of the Employee immediately following such birth or placement for adoption. Such leave shall not be credited as provided in the Plan unless the Employee certifies to the Plan Administrator that such leave was taken for one of the permitted reasons.

     For purposes of determining vesting and eligibility purposes whether an Employee on Maternity/Paternity Leave has incurred a Break-in-Service, an employee on Maternity/Paternity Leave shall be treated as having completed, but only for purposes of determining whether a

Break-in-Service has occurred, either (1) the number of hours that would have been, credited but for the Maternity/Paternity Leave or (2) if such normal work hours are unknown, 8 Hours of Service for each normal workday during the leave, such total not to exceed 501 hours for any period. Such credit shall be given the Employee either in the eligibility computation period or the Vesting Computation Period in which the absence begins for one of the permitted reasons (if necessary to prevent a Break in Service in that eligibility computation period or Vesting Computation Period) or in the following eligibility computation period or Vesting Computation Period.

     1.34  "Participant"
            -----------

     means an Eligible Employee participating in this Plan in accordance with its provisions.

     1.35  "Participating Subsidiary"
            ------------------------

     means any domestic corporation 50% or more of the voting stock of which is owned by the Corporation, which adopts this Plan for its Employees with the approval of its board of directors and of the Board of the Corporation. As a condition of participating in the Plan a Participating Subsidiary shall authorize the Board and the Plan Administrator to act for it in matters arising under or with respect to the Plan and shall comply with such other terms and conditions as may be imposed by the Board.

     1.36  "Period of Severance"
            -------------------

     means the period of time between an Employee's Severance and Reemployment Date.

     1.37  "Plan"
            ----

     means the Employee Savings and Stock Ownership Plan of General Re Corporation and its Domestic Subsidiaries as described therein and as amended from time to time.

     1.38  "Plan Administrator"
            ------------------

     means the Corporation.

     1.39  "Plan Year"
            ---------

     means the 12-month period commencing each January 1 and ending the following December 31, provided, however, that the first Plan Year shall be the 6 month period from July 1, 1969 to December 31, 1969.

     1.40  "Qualified Employee"
            ------------------

     means an Eligible Employee who at any time has met the requirements of
Article II.

     1.41  "Quarter"
            -------
     means the three-month period beginning January 1, April 1, July 1 and October 1 of each Plan Year.

     1.42  "Reemployment Date"
            -----------------

     means the first date following a termination of employment with respect to which an Employee is credited with an Hour of Service.

     1.43  "Retirement"
            ----------

     means the retirement of a Participant under the Employee Retirement Plan of General Re Corporation and its Affiliates (the "Retirement Plan"), or, in the case of a Participant who is not a Member of the Retirement Plan, the date of retirement if the Participant were a Member.

     1.44  "Rollover Account"
            ----------------

     means that portion of an Eligible Employee's Account credited with Rollover Contributions under Section 3.5.

     1.45  "Rollover Contribution"
            ---------------------

     means:

           (a) all or any portion of an "eligible rollover distribution" (as that term is defined in Section 402(c)(4) of the Code) which is contributed to the Trust Fund within sixty (60) days of receipt of the distribution from a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. An eligible rollover distribution shall not include any amount considered to be contributed by the Participant to the qualified trust described above; or

           (b) an amount (described in Section 408(d)(3)(A)(ii) of the Code), which is contributed to the Trust Fund and represents all or any portion of the amount of the Eligible Employee's distribution from an individual retirement account or individual retirement annuity (defined in Sections 408(a) and 408(b) of the Code, respectively), the value of which account or annuity is attributable solely to a rollover distribution received by such Participant from a trust described in Section 401(a) of the Code and exempt from tax under
Section 501(a) of the Code, and which amount is contributed to the Trust Fund within sixty (60) days of receipt of the distribution from the Eligible Employee's individual retirement account or annuity.

           (c) an amount of cash which qualifies as an "eligible rollover distribution" transferred directly from the trustee of a trust described in
Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code to the Trust Fund pursuant to Section 401(a)(31) of the Code.

     1.46  "Salary Deferral Account"
            -----------------------
     means that portion of a Participant's Account credited with salary deferral contributions under Section 3.2.

     1.47  "Salary Deferral Contribution Limit"
            ----------------------------------

     means, for Plan Years beginning on and after January 1, 1998, $10,000 multiplied by an applicable cost of living adjustment factor prescribed by the Secretary of the Treasury.

     1.48  "Savings Account"
            ---------------

     means that portion of a Participant's Account credited with savings contributions under Section 3.1 and includes the Participant's Account as in effect in the Plan on June 30, 1984.

     1.49  "Service"
            -------

     means the period of an Employee's employment used in determining such Employee's vesting and shall be determined as follows:

           (a) Service prior to January 1, 1976, shall be determined in accordance with the provisions of the Plan as in effect on December 13, 1975.

           (b) Service after January 1, 1976, means all Years of Service subject to paragraph (g) below.

           (c) Any Employee who leaves the active service of an Employer to enter a uniformed service of the United States of America shall be deemed to be on leave of absence during the period of Service in such uniformed service including any period after discharge from such uniformed service in which the Employee's reemployment rights are guaranteed under the Uniformed Services Employment and Reemployment Rights Act of 1994, provided the Employee applied for reemployment or is reemployed by the Employer prior to the expiration of the latter period, and the period of such leave of absence shall be included in determining Service.

           (d) A period of absence from employment (i) during which an Employee receives Compensation, (ii) during which an Employee receives payments under an Employer's lone-term disability plan or program, or (iii) which qualifies as leave under the Family and Medical Leave Act of 1993 shall be included in determining Service.

           (e) After January 1, 1976, a leave or period of absence for which an Employee receives credit for Service shall be included in computing Hours of Service for purposes of Sections 1.31 and 2.2.

           (f) The personnel records of the Corporation and its Participating Subsidiaries shall be conclusive evidence for the purpose of determining the Service of any and all Employees. The foregoing is subject to the provisions of
Section 11.5(c) of the Plan.

           (g) If a Participant incurs a Five Year Break-in-Service with respect to a contribution prior to becoming vested in such contribution pursuant to
Section 6.2(b) and Section 16.7, the Participant shall forfeit all rights to such contribution, and Service after the Break shall not count for purposes of
Section 6.2(b) and Section 16.7 with respect to that contribution.

           (h) Service for vesting and eligibility purposes shall also include Service with an Affiliated Company.

     1.50  "Severance"
            ---------

     means an Employee's termination of employment by an Employer under any circumstances other than death, Retirement or transfer to an Affiliated Company.

     1.51  "Supplemental Additional Contributions"
            -------------------------------------

     means the unmatched lump sum contributions Participants may make to their Savings Accounts as provided in Section 3.6.

     1.52  "Suspense Account"
            ----------------

     means the account comprised of unallocated shares of Corporation Stock maintained in accordance with Section 16.6.

     1.53  "Trustees"
            --------

     means the initial Trustees or any successor Trustees appointed and serving pursuant to the Plan.

     1.54  "Trust Fund"
            ----------

     means the assets of the Plan from time to time held by the Trustees.

     1.55  "Valuation Date"
            --------------

     means each business day of the year as of which the Trustees determine the value of the Funds.

     1.56  "Vesting Computation Period"
            --------------------------

     means the 12 consecutive month period beginning on the date each Employee commences employment with an Employer and each anniversary of that date.

     1.57  "Year of Service"
            ---------------

     means a Vesting Computation Period in which the Employee has 1,000 or more Hours of Service.

                                  ARTICLE II

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

     2.1  Voluntary Participation.  Participation in the Plan by Eligible
          -----------------------
Employees shall be entirely voluntary.

     2.2  Eligibility.  Any Eligible Employee shall be eligible to participate
          -----------
in the Plan on the first day of the Quarter during which the Employee will complete a twelve month period of not less than 1,000 Hours of Service.

     2.3  Reemployment.  A reemployed Employee, who was formerly a Participant
          ------------
or who prior to termination of employment was eligible to participate in the Plan, shall be eligible to participate in the Plan as of his Reemployment Date but shall not be eligible to make contributions until the first day of the Quarter following his Reemployment Date. Any other reemployed Employee shall be eligible to participate in the Plan in accordance with Section 2.2.

     2.4  Notification and Enrollment.  The Plan Administrator shall notify in
          ---------------------------
writing each Employee who is eligible to join the Plan and shall explain the rights, privileges and duties of a Participant in the Plan. Each Eligible Employee may enroll as a Participant as of any Entry Date by completing and delivering to the Plan Administrator an application which contains a salary reduction agreement, an investment option section and a beneficiary designation on the forms provided therefore by the Plan Administrator.

     2.5  Transfers to or from Non-Covered Status.  If a Participant ceases to
          ---------------------------------------
be employed by an Employer but continues to be an Employee of an Affiliated Company which is not an Employer, such Participant's right to make or have contributions made on his behalf to the Plan shall be suspended. If during the period of suspension, the Participant's employment with the Affiliated Company terminates for any reason, the applicable provisions of Article VII shall be observed. If and when a suspended Participant again is employed by an Employer and becomes an Eligible Employee, such Participant may resume making contributions by filing the appropriate forms in advance. In the event a collective bargaining agreement is entered into between an Employer and a representative for any unit of Eligible Employees, unless such agreement provides otherwise, such Eligible Employees who are not already Participants shall not be eligible to become Participants and such Eligible Employees who are already Participants shall be treated as Participants who cease to be employed by an Employer but continue to be an employee of an Affiliated Company which is not an Employer.

     2.6  Designation of Beneficiary.  The Participant may designate one or
          --------------------------
more persons (which may be natural persons or trusts) to receive the death benefit described in Article VII. The beneficiary may be changed by the Participant at any time by signing and filing with the Plan Administrator a written notification of change of beneficiary on the form prescribed by the Plan Administrator. The last designation received by the Plan Administrator, or its representative, shall be controlling; provided, however, that no designation, or change thereof, shall be effective unless received by the Plan Administrator or its representative prior to the Participant's death and, in no event, shall it be effective as of a date prior to such receipt. If a Participant does not designate a beneficiary, or if the designated beneficiary does not survive the Participant, the Participant's estate shall be deemed the beneficiary.

          Notwithstanding the foregoing, if a Participant is married, the spouse of the Participant shall be the Participant's sole beneficiary unless the spouse of the Participant consents to the naming of another beneficiary. Such consent shall be in writing, shall acknowledge the effect of such consent and the specific non-spouse beneficiary, and shall be witnessed by the Plan Administrator or a notary public; provided, however, that if it is established to the satisfaction of the Committee that: (a) the spouse of the Participant cannot be located, (b) there is no spouse, (c) the Participant is legally separated or has been abandoned and the Participant has a court order to such effect, or (d) such other situation as may be prescribed in regulations by the Secretary of the Treasury, such consent will not be required. If a spouse is legally incompetent to give such consent, the spouse's legal guardian, even if the guardian is the Participant, may give such consent. Any such consent by the spouse shall be irrevocable as long as the Participant does not change such designation but shall only be effective with respect to the spouse who gives the consent. Once the spouse has consented, the Participant may change his beneficiary at any time by filing with the Committee a new proper consent of the spouse as set forth above. The requirement of the consent of a Participant's spouse will end in the earlier of the spouse's death or the date of termination of such marriage by final decree of divorce or annulment unless a qualified domestic relations order (as defined in Section 414(p)(1) of the Code and Section 206(d) of ERISA) provides that the Participant's former spouse shall be treated as a surviving spouse for purposes of determining survivor benefits.

          If the Committee is in doubt as to the right of any person to receive any amount on account of the Participant's death, the Committee may direct the Trustees to retain such amount without liability for any interest thereon, until the rights thereto are determined, or the Committee may direct the Trustees to pay such amount into any court of appropriate jurisdiction as part of an interpleader action and such payment shall be a complete discharge of the liability of the Plan and the Trust with respect thereto.

     2.7  Continuance of Participation.  Other than as provided in Article XIII
          ----------------------------
of the Plan, each Participant's participation shall continue, subject to Section
3.3 and 8.7, until the first to occur of the following events:

          (a)  death;

          (b)  Severance; or

          (c)  Retirement.

     2.8  ESOP.  Notwithstanding anything to the contrary contained in this
          ----
Article II, all full-time Employees and all part-time Employees who complete more than 1,000 Hours of Service shall be Participants with respect to the ESOP and, subject to Section 2.5, shall receive allocations on the basis set forth in
Article XVI.

                                  ARTICLE III

                                 CONTRIBUTIONS
                                 -------------

     3.1  Savings Contributions.  For any Plan Year, each Participant may elect
          ---------------------
to contribute to such Participant's Account any whole percentage not exceeding 16% of Compensation for such Plan Year. However, in no event shall the total annual contribution to a Participant's Savings Account and Salary Deferral Account exceed, in the aggregate, 16 % of Compensation for the Plan Year.

     3.2  Salary Deferral Contributions.  For any Plan Year, each Participant
          -----------------------------
may elect to have allocated to such Participant's Account the lesser of (i) any whole percentage not exceeding 16% of Compensation for such Plan Year or (ii) the Salary Deferral Compensation Limit for such Plan Year. Salary deferral contributions shall be subject to the following rules:

          (a) A Participant's Compensation for a Plan Year shall be reduced by the amount of the allocation which the Participant elects for such Plan Year. All elections shall be made at the time, in the manner and subject to the conditions specified by the Plan Administrator which shall prescribe uniform and nondiscriminatory rules for such elections.

          (b) In any Plan Year in which the Actual Deferral Percentage for the group of Highly Compensated Employees, taking into account Employee elections, would be more than the greater of:

               (1) the Actual Deferral Percentage of all other Qualified Employees multiplied by 1.25, or

               (2) the lesser of 2 % plus the Actual Deferral Percentage of all other Qualified Employees multiplied by 2, then deferral elections of the Highly Compensated Employees with the greatest amount of such deferrals shall be reduced to the extent necessary so that the Actual Deferral Percentage for the group of Highly Compensated Employees is not more than the greater of (1) or (2).

          For all Plan Years ending on or before December 31, 1996, the Actual Deferral Percentage for a Highly Compensated Employee, who is either a 5% owner or one of the 10 highest in terms of Compensation, shall be determined by including salary deferral contributions and Compensation of family members (as defined in Code Section 414(q)(6)), and such affected family members shall be disregarded in determining the Actual Deferral Percentage of Qualified Employees who are not Highly Compensated Employees. For Plan Years commencing on and after January 1, 1997, the Committee shall use (unless it elects not to) the Actual Deferral Percentage for the preceding Plan Year of all Qualified Employees who are not Highly Compensated Employees to determine the maximum Actual Deferral Percentage for the current Plan Year for the group of Qualified Employees who are Highly Compensated Employees.

          (c) In no event shall the total annual contribution to a Participant's Savings Account and Salary Deferral Account exceed, in the aggregate, 16% of such Participant's Compensation for the Plan Year.

          (d) Notwithstanding any other provision of this Plan, amounts held in the Participant's Salary Deferral Account may not be distributable prior to the earlier of:

               (1) termination of employment, disability or death;

               (2) the attainment of age 59 1/2;

               (3) termination of the Plan without establishment of a successor plan by the Employer or an Affiliated Company;

               (4) the date of the sale by the Employer to an entity that is not an Affiliated Company of substantially all of the assets (within the meaning of Code Section 409(d)(2)) with respect to a Participant who continues employment with the corporation acquiring such assets;

               (5) the date of the sale by the Employer or an Affiliated Employer of its interest in a subsidiary (within the meaning of Code
     Section 409(d)(3)) to an entity which is not an Affiliated Company with respect to a Participant who continues employment with such subsidiary; or

               (6) proven financial hardship as described in Section 8.5.

          (e) In the event that the Salary Deferral Contribution Limit is exceeded, the Plan Administrator shall direct the Trustee to distribute such excess amount, and any income allocable to such amount, to the Participant not later than the April 5th following the close of the Plan Year.

     3.3  Changes and Suspensions of Savings and Salary Deferral Contributions.
          --------------------------------------------------------------------
A Participant may change the rate of savings contributions or salary deferral contributions at the end of any month. In addition, a Participant may elect to suspend all savings contributions or salary deferral contributions at the end of any Quarter. Any election to change or suspend must be accomplished by filing written notice thereof with the Plan Administrator at least two weeks prior to the effective date for the change or suspension. In the event a Participant suspends such contributions, the Participant may not thereafter recommence contributions until the later of (1) the first day after the expiration of one month following the effective date of such suspension or (2) the first day of the month which follows by at least two weeks written notice of revocation of such suspension filed with the Plan Administrator.

     3.4  Matching Contributions.  Commencing July 1, 1984, and other than as
          ----------------------
set forth below, for any Plan Year, the Employer shall contribute to each Participant's Account an amount equal to 75 % of the amount of savings and salary deferral contributions, up to 6 % of the Participant's Compensation for the Plan Year, credited to the Participant's Account for the Plan

Year. All Matching Contributions shall be credited to the Matching Contributions Account. For the period July 1, 1984 to December 31, 1984, the Employers shall contribute to each Participant's Account an amount equal to 75 % of the amount of savings and deferral contributions, up to 6 % of the Participant's Compensation for such period, credited to the Participant's Account for such period.

          In any Plan Year in which the Actual Contribution Percentage for the group of Highly Compensated Employees would be more than the greater of:

          (a) the Actual Contribution Percentage of all other Qualified Employees multiplied by 1.25, or

          (b) the lesser of 2 % plus the Actual Contribution Percentage of all other Qualified Employees or the Actual Contribution Percentage of all other Qualified Employees multiplied by 2, then Matching Contributions and savings contributions of the Highly Compensated Employees with the greatest amount of Matching Contributions and savings contributions, if any, shall be reduced to the extent necessary so that the Actual Contribution Percentage for the group of Highly Compensated Employees is not more than the greater of (a) or (b). In addition to the foregoing, the Matching Contributions and savings contributions, if any, of Highly Compensated Employees shall be limited in each Plan Year in order to prevent multiple use of the alternative limitation under Treasury Regulation Section 1.401(m)-2.

          For purposes of determining the Actual Contribution Percentage, the Plan Administrator may elect pursuant to Regulations of the Secretary of the Treasury to take into account elective deferrals (as defined in Code Section 402(g)(3)(A)) and qualified non-elective contributions (as defined in Code
Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. For all Plan Years ending on or before December 31, 1996, the Actual Contribution Percentage for a Highly Compensated Employee, who is either a 5% owner or one of the 10 highest in terms of Compensation, shall be determined by including Matching Contributions, savings contributions, and Compensation of family members (as defined in Code Section 414(q)(6)), and such affected family members shall be disregarded in determining the Actual Contribution Percentage of Qualified Employees who are not Highly Compensated Employees. For Plan Years commencing on and after January 1, 1997, the Committee shall use (unless it elects not to) the Actual Contribution Percentage for the preceding Plan Year of all Qualified Employees who are not Highly Compensated Employees to determine the maximum Actual Contributions Percentage for the current Plan Year for the group of Qualified Employees who are Highly Compensated Employees.

          Notwithstanding the first paragraph of this Section 3.4 and except as provided in Schedule II of Appendix B to the Plan, the Employer shall not be obligated to make Matching Contributions with respect to savings and salary deferral contributions made after December 31, 1989.

     3.5  Rollover Contributions.
          ----------------------

          (a) An Employee may, upon commencement of employment and with permission of the Plan Administrator, without regard to the limitations in
Article II make a Rollover Contribution to the Trust Fund of all or any portion of the entire amount which is in excess of the Employee's own contributions and is attributable to a distribution from a qualified plan; provided such Employee intends to comply with the provisions of Article II when first eligible.

          (b) Rollover Contributions shall be treated in the same manner as all other contributions for purposes of investments under Article IV, for purposes of distributions under Article VII and for purposes of loans under Article IX.

          (c) Rollover Contributions shall not be subject to Section 3.2 nor shall the limitations of Section 3.2(b) in any way take into account Rollover Contributions. Rollover Contributions shall be treated along with other amounts for purposes of valuation under Section 5.2.

          (d) Special withdrawal provisions set forth in Section 8.2 shall apply to Rollover Contributions.

     3.6  Supplemental Additional Contributions.  Participants who have not made
          -------------------------------------
the maximum contributions to their Savings Accounts for all periods they were eligible to participate in the Plan (including periods they were ineligible to contribute to the Plan under Section 3.3 but excluding periods they were ineligible to contribute to the Plan under Section 8.7) may make supplemental additional contributions to their Savings Accounts, subject to Section 3.4. Supplemental additional contributions must be made in a lump sum and may not exceed 16% of a Participant's Compensation for all periods such Participant was eligible to participate in the Plan (as provided above) less the amount of all savings contributions, including all Participant contributions such Participant has previously made to the Plan. Such payment must be made to the Plan Administrator at least two weeks prior to the beginning of a month, and the Plan Administrator shall credit Participants with the amount of such supplemental additional contributions as of the first day of the month following the Plan Administrator's receipt of such lump sum payment.

     3.7  Remittance of Participant Contributions.  A Participant's
          ---------------------------------------
contributions other than supplemental additional contributions and Rollover Contributions, shall be made by payroll deductions at the regular payroll periods applicable to the Participant and shall be remitted by the Employer to the Trustees as soon as such contributions can reasonably be segregated from the general assets of the Employer but in no event later than the 15th business day of the month following the month in which such contributions are withheld or deducted. Such contributions shall be allocated to such Fund(s) as directed by the Participant in accordance with Section 4.1.

     3.8  Remittance of Employer Contributions.  Salary deferral contributions
          ------------------------------------
and Matching Contributions, if any, shall be remitted by the Employer to the Trustees as soon as such contributions can reasonably be segregated from the general assets of the Employer but in no event later than the 15th business day of the month following the month in which the salary deferral contributions are deducted and they shall be allocated to such Fund(s) as directed by the Participants in accordance with Section 4.1, subject to the following:

          (a) If any Employer is unable to make all or a portion of the contributions referred to in this Section 3.8 by reason of having insufficient current or accumulated profits, the Corporation shall make such contributions, in an amount equal to the salary deferral contribution and Matching Contributions, if any, for each Employer, subject to the maximum Matching Contributions set forth in Section 3.4, above, out of its consolidated current or accumulated profits.

          (b) If a Participant, who has ceased to be an Employee, is reemployed and becomes a Participant again, the Employer shall contribute to the Participant's Account the amount of any Matching Contributions forfeited under
Section 8.7 or any Employer ESOP Contributions forfeited under Section 16.7 for which the Participant does not have a Five Year Break-in-Service, provided that prior to the earlier of 5 years from the Reemployment Date and the completion of a Five Year Break-in-Service the Participant refunds to the Participant's Account the corresponding Participant contributions previously distributed.

     3.9  Maximum Contribution.  Notwithstanding anything contained herein to
          --------------------
the contrary, the maximum Additions that may be contributed or allocated to a Participant's Account under the Plan for any Plan Year shall not exceed the lesser of:

          (a) the Defined Contribution Dollar Limitation (as defined below); or

          (b) 25% of the Participant's Compensation.

          For purposes of this Section 3.9, the "Defined Contribution Dollar Limitation" shall mean $30,000 subject to periodic adjustment under Section 415(d) of the Code. In the event that the Additions for a Participant must be reduced by reason of the foregoing limitation, such reduction shall be made by one of the following methods determined by the Plan Administrator, but only to the extent necessary: (i) the amount of the Participant's savings contributions and any earnings thereon, may be returned to the Participant; (ii) the amount of salary deferral contributions and any earnings thereon, may be returned to the Participant; or (iii) the amount of Matching Contribution, if any, or Employer ESOP Contribution shall be held unallocated in a separate suspense account and shall be applied, as directed by the Plan Administrator in accordance with the provisions of Section 415 of the Code, as a credit to reduce Employer contributions for the next Plan Year and in the event of termination of the Plan shall be returned to the Employer.

          If in any Plan Year, no more than one-third of the allocations made under Article XVI are to the ESOP Accounts of Highly Compensated Employees, the limitations imposed by this Section 3.9 shall not apply to forfeitures under
Section 16.7, or to contributions used to pay interest on an Exempt Loan.

          In the case where this Plan and another qualified defined benefit plan (including the Retirement Plan) or another qualified defined contribution plan of an Employer cover the same

Participant and reductions in the Additions or the amount of annual benefit (or both) with repsect to such Participant are necessary in order to comply with
Section 415 of the Code, a reduction in the Participant's benefit under the Retirement Plan shall be made to the extent necessary to comply with Section 415 of the Code. The combined limits under Section 415(e) of the Code shall not apply to the Plan for Plan Years beginning on and after January 1, 2000.

     3.10  Contributions After Qualified Military Service Period.
           -----------------------------------------------------
Notwithstanding any Plan provision to the contrary, a Participant who is reemployed after a Qualified Military Service Period (as herein defined) shall be eligible to make additional salary deferral contributions and/or savings contributions with respect to any Plan Year (or portion thereof) covered by such Qualified Military Service Period, provided, that, such contributions are made during a period which begins on the Participant's reemployment date and ends on the date which is the earlier of (a) 5 years therefrom or (b) the date after reemployment which is equal to three times the duration of the Qualified Military Service Period. The maximum amount of such salary deferral contributions and savings contributions may not exceed the amount that the Participant would have been permitted to make under Section 3.2 had he remained in employment during such Qualified Military Service Period. For purposes of computing the amount of such salary deferral contributions and/or savings contributions, a Participant's Compensation during such Qualified Military Service Period shall be deemed to be equal to the rate of Compensation he would have earned during such Period or, if this is uncertain, his average Compensation during the 12-month period immediately preceding such Period. Such Participant shall also be entitled to ESOP Matching Allocations (or Matching Contributions for a Participant employed by EIG) and ESOP Supplemental Allocations, if any, for such Period to the extent he actually makes the additional salary deferral contributions and/or savings contributions upon which such allocation or contribution, if any, is contingent. Such Participant shall also be entitled to receive ESOP Supplemental Allocations, if any, which he would have received had he remained employed during such Qualified Military Service Period. With respect to any contribution made under this Section 3.10,
(i) or earnings (including dividends on Corporation Stock) shall be credited for any period before such contribution is actually made, and (ii) such contributions shall not be subject to any otherwise applicable limitation under Sections 401(a)(4), 401(k), 401(m), 402(g), 404(a) and 415 of the Code for the
Plan Year in which such contributions are actually made. The Plan Administrator may establish reasonable rules respecting the timing and manner in which such Participant may actually make such contributions and allow such Participant to direct the investment of such contributions as provided in Section 4.1. For purposes of this Section 3.10, a Qualified Military Service Period shall mean any time period of service in the uniformed services of the United States by a Participant if such individual is reemployed by the Employer on or after December 12, 1994 pursuant to rights under the Uniformed Services Employment and Reemployment Rights Act of 1994.

                                  ARTICLE IV

                                  INVESTMENTS
                                  -----------

     4.1  Investment of Contributions.  Subject to Section 4.4, Participants
          ---------------------------
shall direct, at the time they elect to become Participants in the Plan, that all contributions, other than Employer ESOP contributions not transferred to a Diversification Account, made to a Participant's Account shall be invested in one, or a combination of, the funds then available under the Plan. The Plan Administrator, in its discretion, is authorized to select Funds to be available under the Plan, and to offer additional Funds and/or delete existing Funds from time to time. Funds to be available under the Plan shall be selected from one or more of the following categories of investment options:

          (a) Securities issued by investment companies advised by Fidelity Management & Research Company ("Mutual Funds");.

          (b) Securities issued by investment companies other than Fidelity Management & Research Company ("Non Fidelity Mutual Funds");

          (c) Equity Securities issued by the Corporation which are publicly traded and which are "qualifying employer securities" within the meaning of
Section 407(d)(5) of ERISA ("Sponsor Stock");

          (d) Notes evidencing loans to Participants in accordance with the terms of the Plan; and

          (e) Guaranteed investment contracts chosen by the Trustees.

          Investments in Sponsor Stock shall be made via the General Re Common Stock Fund, which shall consist of shares of the common stock of the Corporation and such short-term liquid investments as are necessary to satisfy the Fund's cash needs for transfers and payments.

          If any Participant fails to elect an investment vehicle for any monies, such monies shall be invested in the Fidelity Retirement Money Market Trust. If the Fidelity Retirement Money Market Trust is not then an available Fund under the Plan, the Plan Administrator shall select an alternate default fund from the money market funds then available, with similar investment objectives and risk and return policies.

     4.2  Change in Investment Election for Future Contributions.  The
          ------------------------------------------------------
investment election made by a Participant pursuant to Section 4.1 shall continue in effect until changed by the Participant. A Participant may change an investment election in any of the Funds, with respect to all future contributions made to a Participant's Account (subject to the provisions of Section 4.4), on any business day by giving telephone instructions to the Trustees by use of the telephone exchange system maintained for such purposes by the Trustees or their agents. Telephone instructions received before 4:00 p.m. eastern time of a business day shall be deemed received on that date and telephone instructions received on or after that time shall be deemed received on the next business day. Such change shall be effective for all monies received by the Trustees after the receipt of such notice.

          Changes in investment election hereunder may be made as often as desired by the Participant, subject to any reasonable restrictions imposed by the Plan Administrator on a uniform and non-discretionary basis.

     4.3  Change in Investment Election for Prior Contributions.  A Participant
          -----------------------------------------------------
may change (subject to the provisions of Section 4.4) the investment of the Participant's interest in any of the Funds to one or more other Funds to be effective as of any business day by giving telephone instructions to the Trustees by use of the telephone exchange system maintained for such purposes by the Trustees or their agents. Instructions received before 4:00 p.m. eastern time of a business day will be effected on that day. Instructions received on or after 4:00 p.m. eastern time will be effected on the next business day. Notwithstanding the foregoing, the following shall apply:

          (a) A change in the investment of a Participant's interest in the General Re Common Stock Fund can be made only twice a month. Any instructions received between the first and the fifteenth (or the previous business day if the fifteenth is not a business day) of each month shall be effected on the next business day following the fifteenth of the month, and any instructions received between the sixteenth and the second to last business day of each month shall be effected on the last business day of each month.

          (b) A Participant may transfer his interest in a Fund which invests in guaranteed investment contracts only into one or more of the equity funds available under the Plan. Any interests so transferred may not be transferred back into a non-equity fund until they have been invested in one of the equity funds for at least two Quarters.

          Such change in investment may be made by a Participant as often as desired by the Participant, subject to any reasonable restrictions imposed by the Plan Administrator on a uniform and non-discriminatory basis.

     4.4  Investment Percentages.  The investment of future contributions made
          ----------------------
to a Participant's Account or the changing of the Participant's investment election with respect to any prior contributions shall be made in multiples of 5%.

     4.5  Loans.  Participants may receive loans from their Salary Deferral
          -----
Accounts under the provisions of Article IX. A loan to a Participant shall be considered an earmarked investment of such Participant's Account and shall reduce the amount invested in the Funds. Repayment of a loan shall reduce the amount of the loan investment and shall be invested in the Funds in accordance with the Participant's then current investment direction. Loans and loan repayments shall not be treated as elections or changes under Sections 4.1, 4.2 and/or 4.3.

                                   ARTICLE V

                            PARTICIPANTS' ACCOUNTS
                            ----------------------

     5.1  Individual Accounts for Each Participant.  The Plan Administrator or,
          ----------------------------------------
if the Plan Administrator so determines, the Trustees, shall maintain an Account for each Participant having an amount to the Participant's credit in the Trust Fund. Each Account shall be divided into four separate portions subject to this
Article V, the Savings Account, the Salary Deferral Account, the Matching Contributions Account and the Rollover Account. Such separate portions of such separate accounts shall be further divided in order to credit thereto investments elected by the Participant in the various Funds. An additional ESOP Account shall be maintained for Participants credited with allocations under
Article XVI.

     5.2  Valuation of Funds.  The Plan Administrator shall cause the Trustees
          ------------------
to value separately the Funds described in Section 4.1 as of each Valuation Date by determining the net fair market value of the Trust Fund's assets then held in each of the Funds. The General Re Common Stock Fund shall be measured in units of participation, rather than shares of stock. Such units shall represent a proportionate interest in all of the assets of the Fund, which include shares of common stock of General Re Corporation, short-term investments and at times, receivables for dividends and/or stock sold, and payables for stock purchases.
A Net Asset Value ("NAV") per unit will be determined for each Valuation Date for each unit outstanding of the General Re Common Stock Fund.

     5.3  Valuation of Accounts.  The difference between the value of each Fund
          ---------------------
on any Valuation Date and its value as of the last preceding Valuation Date shall be credited or debited, as the case may be, to the Account of each Participant. Taxes, if any, of any kind which are levied or assessed on any assets held, or income received, by the Trustees shall be charged appropriately against Participant Accounts as determined by the Plan Administrator.

     5.4  Statement of Participant's Accounts.  The Trustees shall, as soon as
          -----------------------------------
practicable after the end of each Plan Year, deliver or mail to each Participant a statement setting forth the value of the Participant's Account with respect to investment in the Funds, reflecting separately amounts contributed to the Participant's Savings Account, Salary Deferral Account, Matching Contributions Account and Rollover Account as of the end of such Plan Year. To the extent permitted by law, such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Trustees within 30 days after its mailing to the Participant. The Trustees shall deliver or mail to each Participant such additional interim statements as they shall deem, in their sole discretion, to be appropriate.

     5.5  Allocation of Forfeitures.  Forfeitures of ESOP Accounts shall be
          -------------------------
allocated as provided in Section 16.7. Forfeitures of Matching Contributions Accounts shall be allocated on the last Valuation Date of any Quarter in which a Severance occurred among the Matching Contributions Accounts of Participants who are Participants on such Valuation Date. The allocation shall be in the proportion that each such Participant's share of savings and salary deferral contributions up to 6% of such Participant's Compensation for that Quarter bears to savings and salary deferral contributions up to 6% of Compensation for all Participants for that

Quarter. Pending such allocation, forfeitures of Matching Contributions Accounts shall be invested in the Fidelity Retirement Money Market Trust.

                                  ARTICLE VI

                                    VESTING
                                    -------

     6.1  Vesting in Savings Accounts, Salary Deferral Accounts and Rollover
          ------------------------------------------------------------------
Accounts. Participants shall at all times be fully vested in their Savings,
--------
Salary Deferral and Rollover Accounts.

     6.2  Vesting in Matching Contributions Accounts.
          ------------------------------------------

          (a) Participants shall be fully vested in their Matching Contributions Accounts upon Retirement, death prior to Severance or attainment of age 65 regardless of the number of Years of Service completed at such time.

          (b) Participants shall be vested in their Matching Contribution Accounts in an amount equal to the greater of (i) the vested percentage of the Matching Contribution Accounts determined in accordance with the following schedule:

                    Years of Service                   Vested Percentages
                  --------------------               -----------------------
                      Less than 2                               0%
                           2                                   50%
                           3                                   75%
                       4 or more                            100%; or

(ii) the vested percentage of the Matching Contributions Accounts determined in accordance with section 6.2(b) of the Plan as in effect on December 31, 1986. A Participant who incurs a Severance with a zero vested percentage in his Matching Contributions Account shall be deemed to have received, on his Severance date, a distribution from his Matching Contributions Account equal to zero dollars.

     6.3  Office Closing or Relocation.  In the event that (a) an Employer
          ----------------------------
closes an office, or relocates an office to a location which is 25 or more miles distant from the former office location, and (b) a Participant suffers a Severance which is due to such closure or relocation and which occurs not later than six months immediately following such closure or relocation, and (c) such Severance occurs not more than two months immediately prior to such closure or relocation, the entire balance of the Matching Contributions Account of an affected Participant, as of the Valuation Date next preceding or coinciding with the effective date of a Participant's Severance due to such closure or relocation, shall fully vest.

                                  ARTICLE VII

                TERMINATION OF PARTICIPATION AND DISTRIBUTIONS
                ----------------------------------------------

     7.1  Death While Employed or Retirement.  A Participant's participation in
          ----------------------------------
the Plan shall terminate upon the occurrence of any one of the following events:

          (a)  The Participant's death prior to Severance or Retirement; or

          (b)  The Participant's Retirement.

          In such event, the Participant, or as appropriate, the Participant's beneficiary, upon proper proof of the Participant's death in a form satisfactory to the Plan Administrator, shall be paid the entire amount of the Participant's Account, as set forth in Section 7.4, valued as of the Valuation Date coinciding with or immediately following the occurrence of such event, including any amounts subsequently credited to such Participant's Account.

     7.2  Severance.  In the event of Severance, the Participant shall be paid
          ---------
the entire amount of the Participant's Savings, Salary Deferral and Rollover Accounts and the vested portion, if any, of the Matching Contributions Account and ESOP Account, valued as of the Valuation Date coinciding with or immediately following the date of Severance, including any amounts subsequently credited to such Account.

     7.3  Death After Severance or Retirement.  If a Former Participant shall
          -----------------------------------
die after Severance or Retirement, upon receipt of proof of death satisfactory to the Plan Administrator there shall be paid to such Former Participant's beneficiary the amount remaining in the Participant's Account as of the date of death.

     7.4  Method of Payment.
          -----------------

          (a) When the value of a Participant's Account is to be distributed to the Participant or to such Participant's beneficiary, the Participant shall be entitled to receive an amount in cash equal to the value, as of the Valuation Date coinciding with or immediately following the effective date of the events set forth in Section 7.1, of the Account to be so paid.

          (b) All payments required to be made under the Plan shall be made in one of the following methods, as elected by the Participant in a written notice filed with the Plan Administrator:

               (1) in cash, in a lump sum within 60 days (or later if requested by the Participant) after the occurrence of the event giving rise to such payment or of the appropriate Valuation Date, whichever is later; or

               (2) other than termination of employment by way of a Severance, in a series of approximately equal installments, payable at such time and in such amounts

     (subject to such uniform rules as may be established under Section 11.5
     (b)) as the Participant shall determine over a period of not more than 15 years.

          (c) Upon the death of any Participant who has a balance remaining in the Participant's Account, other than a Participant then receiving installment payments, the Trustees, pursuant to directions from the Plan Administrator, shall pay the balance in such Account to the Participant's beneficiary. Payment shall be made in a lump sum unless the beneficiary elects to receive payment in approximately equal monthly or annual installments for a period not to extend beyond five years from the Participant's death, and if the beneficiary is not the Participant's spouse, over a period not to extend beyond the life expectancy of such beneficiary, subject to the limitation set forth in Section 7.4(b)(2). Upon the death of any Participant who is receiving any installment payments at the time of such Participant's death, the remaining installments shall be continued to such Participant's beneficiary, unless the beneficiary elects to receive such remaining installments in a lump sum. Such elections shall be made in accordance with procedures prescribed by the Plan Administrator. In the event the beneficiary dies before full payment has been made, the balance remaining shall be paid in a lump sum to the beneficiary's estate.

          (d) If an installment method of payment is elected, so much of the aggregate amount payable as may, from time to time, be held in the Participant's Account shall be invested by the Trustees in the Fidelity Retirement Money Market Trust.

     7.5  Limitations on Payment.  Notwithstanding any other provision of this
          ----------------------
Plan, the Plan Administrator shall direct the settlement of any Participant's Account having a balance of less than $3,500 ($5,000 on an after January 1 1998) by the payment of one lump sum. This Section 7.5 shall apply to Former Participants whose date of Severance is prior to January 1, 1998. In such case, the lump sum distribution shall be made as soon as practical thereafter.

          Notwithstanding the foregoing, no such lump sum distribution may be made after the commencement of payments from the Participant's Accounts unless the Participant and his spouse (or, in the case of a deceased Participant, the surviving spouse) consent in writing to such distribution. Any distribution to a Participant whose Participant Account exceeds $3,500 ($5,000 on and after January 1, 1998) shall require such Participant's consent if the distribution commences prior to the later of his normal retirement age under the Retirement Plan or age 62. No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the optional forms of benefit under the Plan and has been informed of his right to defer receipt, and such notice is provided no less than 30 days nor more than 90 days before the "annuity starting date" (i.e. the first day on which all events have occurred which entitle the Participant to such benefit), provided, however, that such distribution may commence less than 30 days after such notice is given provided the Plan Administrator clearly informs the Participant that he has the right to a period of at least 30 days after receiving the notice to consider his decision and the Participant, after receiving the notice, affirmatively elects to receive his distribution.

     7.6  Commencement of Distribution.  Commencement of distributions shall be
          ----------------------------
in accordance with the following rules:

          (a) Except as provided in Subsection 7.6(b), (c) and (d), and Section 7.7, distributions shall commence not later than the end of the Quarter following the Quarter in which the following events occur:

               (1) For distributions on account of Retirement, the Participant's Retirement.

               (2) For distributions on account of Disability, the Plan Administrator receives satisfactory evidence of the Participant's Disability.

               (3) For distributions on account of death, the Plan Administrator receives satisfactory evidence of the death of the Participant.

               (4) For distributions for reasons other than Retirement or death or Disability, the Participant has a date of Severance.

          (b) A Participant may elect to delay commencement of distributions beyond the time at which distribution would commence in accordance with Section 7.6(a) except as limited by Section 7.7. In the event of such delay, the Participant's Account will be valued as of the Valuation Date immediately preceding the date on which distribution is to commence. A Participant may at any time prior to commencement of distribution modify such election and make a new election in accordance with this subsection 7.6(b).

          (c) Unless a Participant otherwise elects, commencement of distributions will begin not later than the 60th day after the latest of the close of the Plan Year in which occurs:

               (1) the date on which a Participant attains age 65;

               (2) the 10th anniversary of the year in which a Participant commenced participation in the Plan; or

               (3) the Participant's termination of employment with the Employer.

          (d) If the amount of payment required to commence by a certain date in accordance with the Plan cannot be ascertained by such date, or if it is not possible to make payment on such date because the Plan Administrator has been unable to locate the Participant or beneficiary after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained under the Plan, or the date on which the Participant (or beneficiary) is located (whichever is applicable).

     7.7  Limitations on Distributions .  Notwithstanding the foregoing, the
          ----------------------------
payment of benefits must commence prior to the Required Distribution Date. For Participants who attain age 70 1/2 after December 31, 1998, the "Required Distribution Date" means the April 1 immediately following the calendar year in which occurs the later of (i) a Participant's Severance date or (ii) attainment of age 70 1/2, provided, however, if a Participant is a 5% owner (as defined in Section

416 of the Code), it means the April 1 immediately following the end of the calendar year in which he attains age 70 1/2. For Participants who attain age 70 1/2 prior to December 31, 1998, the "Required Distribution Date" means the April 1 immediately following the calendar year in which the Participant attains age 70 1/2.

     7.8   Payments Only From Trust Fund.  All benefits of the Plan, other than
           -----------------------------
benefits provided under the ESOP, shall be payable solely from the Trust Fund and the Employer shall have no liability or responsibility therefor, other than its obligation to make contributions to the Trust Fund to the extent provided in the Plan.

     7.9   Procedure.  The Plan Administrator may make such reasonable rules or
           ---------
rulings governing the procedure for payments of benefits, proof or claims to benefits, and disposition of unclaimed or improperly claimed funds as may be in the interest of convenient administration, but such rules shall not be contrary to any provision of the Plan and shall be uniform and non-discriminatory in their application.

     7.10  Withholding on Distributions.  Distributions under this Article VII
           ----------------------------
shall be subject to Federal income tax withholding as prescribed in Section 3405 of the Code and the Regulations thereunder.

     7.11  Payment Restrictions.  Notwithstanding any provisions of the Plan to
           --------------------
the contrary, no option may permit:

          (a) Any benefit under the Plan to be payable over a period of time which is greater than the life expectancy, or lifetime, of the Participant or the life expectancy, or lifetimes, of such Participant and his designated beneficiary, or

          (b) In the event of the death of the Participant after distribution has commenced but before complete distribution has been made, the remaining benefit to be paid under a method of distribution less rapid than the method of distribution being used prior to such Participant's death, or

          (c) In the event of the death of a Participant before the distribution of his benefit has commenced, any interest of the Participant to be distributed later than 5 years after the death of such Participant.

          The 5-year distribution rule set forth in paragraph (c) above shall not apply to any portion of the deceased Participant's benefit that is payable to or for the benefit of a designated Beneficiary. In such event, such portion may be distributed over the life of such beneficiary (or over a period not extending beyond the life expectancy of such beneficiary) provided such distribution begins not later than 1 year after the date of the Participant's death (or such later date as may be prescribed by Treasury regulations), or, in the event the Participant's spouse is his designated beneficiary, such distribution commences on or before the later of (i) the date required for all designated beneficiaries, or (ii) the date the deceased Participant would have attained age 70-1/2. If the surviving spouse dies before distribution to such spouse commences, then the five year distribution requirement of paragraph (c) shall apply as if the spouse was the Participant.

          For purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than the case of a life annuity) may be redetermined but not more frequently than annually, in accordance with such rules as may be prescribed by Treasury Regulations.

     7.12  Direct Rollovers.  Notwithstanding any provision of this Plan to the
           ----------------
contrary, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have all or part of any amount distributable under the Plan that qualifies as an "eligible rollover distribution" paid by a direct rollover to a specified "eligible retirement plan". For purposes of this Section, an "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the Participant under the plan, other than (a) a required distribution under Section 7.7, (b) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his or her designated beneficiary, or for a specified period of 10 years or more, or (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Also for purposes of this Section, an "eligible retirement plan" is (w) a qualified trust described in Section 401(a) of the Code that accepts eligible rollover distributions, (x) an annuity plan described in Section 403(b) of the Code, (y) an individual retirement account described in Section 408 (a) of the Code or (z) an individual retirement annuity described in Section 408(b) of the Code, provided, however, that in the case of a surviving spouse who receives an eligible rollover distribution, an eligible retirement plan shall include only an individual retirement account or individual retirement annuity. A direct rollover distribution may be made less than 30 days after the distributee is informed of his right to elect such a distribution, provided, that, the Committee clearly informs the distributee that he has a right to a period of at least 30 days after being so notified to make such election and the distributee affirmatively elects such direct rollover distribution.

                                 ARTICLE VIII

                          WITHDRAWALS AND FORFEITURES
                          ---------------------------

     8.1  Withdrawals from the Savings Account.  A Participant may make
          ------------------------------------
withdrawals from the Participant's Savings Account of all or a portion of the balance of such Savings Account upon prior written notice to the Plan Administrator. Withdrawals can be made only twice a month. In the case of any request for withdrawal received between the first and the fifteenth day (or the previous business day if the fifteenth is not a business day), proceeds will be paid out by the end of such month, and in the case of any request for withdrawal received between the sixteenth and the last business day of the month, proceeds will be paid out by the fifteenth day of the following month. Withdrawals under this Section 8.1 shall be subject to the requirements of Section 8.7.

     8.2  Withdrawals from the Rollover Account.  A Participant who has made a
          -------------------------------------
complete withdrawal from the Participant's Savings Account may, in the manner prescribed in Section 8.1., make withdrawals from the Participant's Rollover Account of all or a portion of the balance of such Rollover Accounts. Withdrawals under this Section 8.2 shall be subject to the requirements of
Section 8.7.

     8.3  Withdrawals from the Matching Contributions Account.  A Participant
          ---------------------------------------------------
who has made the maximum withdrawals permitted under Sections 8.1 and 8.2 may, in the manner prescribed in Section 8.1, make withdrawals of all or a portion of that part of the Participant's Matching Contributions Account which is vested; provided, however, that no withdrawals can be made from amounts that have accumulated under the Plan for fewer than two years. Withdrawals under this
Section 8.3 shall be subject to the requirements of Section 8.7.

     8.4  Withdrawals from the Salary Deferral Account After Age 59 1/2.  A
          -------------------------------------------------------------
Participant who has attained age 59 1/2 and who has made the maximum withdrawals permitted under Sections 8.1, 8.2 and 8.3, may, in the manner prescribed in
Section 8.1, make withdrawals from the Participant's Salary Deferral Account of all or a portion of the balance of such Salary Deferral Account. Withdrawals under this Section 8.4 shall be subject to the requirements of Section 8.7.

     8.5  Hardship Withdrawals.  Upon the application of any Participant who
          --------------------
has made the maximum withdrawals permitted under Sections 8.1, 8.2 and 8.3, the Plan Administrator, in accordance with a uniform nondiscriminatory policy, may at any time, in his discretion, permit such Participant to withdraw all or a portion of such Participant's ESOP Account and, if that has been completely withdrawn (or has no positive value), all or a portion of such Participant's Salary Deferral Account (exclusive of any earnings credited to such Salary Deferral Account), if the withdrawal both (a) is made on account of an immediate and heavy financial need of the Participant and (b) is necessary to satisfy such need.

          A Participant making an application under this Section 8.5 shall have the burden of presenting to the Plan Administrator evidence of such immediate and heavy financial need and of the necessity of such withdrawal to satisfy such need, and the Plan Administrator shall not permit withdrawal under this Section without first receiving such evidence.

     The following expenses shall be deemed to be on account of an immediate and heavy financial need of a Participant:

     (a) Medical expenses (as described in Code Section 213(d)) of the Participant, the Participant's spouse or any dependent (as defined in Code
Section 152) of the Participant;

     (b) Purchase (excluding mortgage payments) of a principal residence for the Participant;

     (c) Payment of tuition (including room and board) and related educational fees for the next 12 months of post-secondary education of the Participant. the Participant's spouse or any child or dependent (as defined in Code Section 152) of the Participant;

     (d) Payment to prevent the eviction of the Participant from his principal residence or the foreclosure of a mortgage on the Participant's principal residence; or

     (e) Any other expense determined by the Commissioner of Internal Revenue to be an immediate and heavy financial need by published ruling, notice or other document of general applicability.

     A withdrawal will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all the following conditions are satisfied:

     (a) The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant, including amounts necessary to pay taxes or penalties reasonably expected to result from the distribution;

     (b) The Participant has made all allocable withdrawals, other than a hardship withdrawal, and obtained all non-taxable loans then available under the Plan, and all other plans of the Employer and all Affiliated Companies in which he participates;

     (c) The Participant will be prohibited from making employee or salary deferral contributions to any plan of the employer or any Affiliated Company for at least 12 months from the date of the withdrawal; and

     (d) The Participant is prohibited under all plans of the Employer and any Affiliated Company from making salary deferral contributions during the calendar year following the year of the withdrawal in excess of the amount equal to the Salary Deferral Contribution Limit reduced by the amount of the salary deferral contributions made during the year of the withdrawal.

     If a Participant's application for hardship withdrawal is approved, the Plan Administrator shall then instruct the Trustees to make payment of the approved amount of the hardship withdrawal to the Participant. Such payment to be made from such Participant's ESOP Account and, if necessary, from such Participant's Salary Deferral Account. Hardship withdrawals shall also be governed by the rules of Section 8.7.

     8.6  Rules Governing Withdrawals.  Withdrawals under Sections 8.1, 8.2,
          ---------------------------
8.3, 8.4, 8.5 and 8.6 shall be subject to the following requirements:

          (a) For purposes of withdrawals under this Article VIII, the Participant's Account shall be deemed not to include the amount of any outstanding loan to a Participant under Article IX, and no withdrawal from a Participant's Savings Account, Rollover Account, or Matching Contributions Account shall be permitted to the extent that, after the withdrawal, the sum of the balances in such accounts, to the extent of the Participant's vested interest therein, would be less than the amount of any outstanding loan to the Participant under Article IX.

          (b)  Withdrawals shall be paid in the form of a lump sum.

          (c) The Plan Administrator may deny a request for a withdrawal if the request does not comply with the requirements of this Article VIII.

          (d) Withdrawals shall be made from the Funds in which the Participant has invested on a pro rata basis.

     8.7  Penalties and Forfeitures.
          -------------------------

          (a) Upon any withdrawal pursuant to Sections 8.1, 8.2, and 8.3 (other than withdrawals from the Salary Deferral Account or withdrawals after the Participant has attained age 59 1/2), the withdrawing Participant shall be ineligible to participate in the Plan for a period of 3 months, commencing with the first day of the month following receipt of any withdrawals or termination of participation, as the case may be.

          (b)  Upon any withdrawal from a Salary Deferral Account pursuant to
Section 8.5 (other than withdrawals after the Participant has attained age 59 1/2), the withdrawing Participant shall be ineligible to make savings contributions or salary deferral contributions for a period of 12 months from the date of the withdrawal. In addition, for the Plan Year following the year of the withdrawal the amount of the Salary Deferral Contribution Limit for such Participant will be reduced by the amount of the salary deferral contributions made during the Plan Year of the withdrawal.

          (c) Participants who incur a Severance shall forfeit the nonvested portion of their Matching Contributions Accounts. Notwithstanding the foregoing, a Participant who incurred a Severance and resumes employment under the Plan shall have the forfeited nonvested portion of the Participant's Matching Contributions Account restored to him upon the Participant's repayment to the Plan of the full amount of any distribution. Such repayment shall be made prior to the earliest of (1) 5 years from his date of reemployment or (2) the completion of a Five Year Break-in-Service.

          (d) The portion of Participant's Matching Contributions Account forfeited pursuant to any of the foregoing provisions shall be transferred to a suspense account and allocated as provided in Section 5.5.

     8.8  Withholding on Withdrawals.  Withdrawals under this Article VIII
          --------------------------
shall be subject to Federal Income tax withholding as prescribed by Section 3405 of the Code and the Regulations thereunder.

     8.9  ESOP Accounts.  Except as otherwise provided in Section 8.5, in-
          -------------
service withdrawals shall not be permitted from ESOP Accounts.

                                  ARTICLE IX

                                     LOANS
                                     -----

     9.1  Loans.  Commencing on July 1, 1985, any Participant who has
          -----
participated in the Plan for at least one year may borrow amounts from such Participant's Salary Deferral Account and any Employee may borrow amounts from such Employee's Rollover Account, in each case on terms specified by the Plan Administrator which are consistent with the requirements of Section 4975(d)(1) of the Code, provided further that:

          (a) The minimum loan amount must be $500 and the maximum amount shall not exceed the maximum loan amount as defined in Section 9.3.

          (b) For purposes of Subsections 9.1(a) and 9.3, a Participant's Account balance shall be value as of the most recent Valuation Date.

          (c) No amount may be borrowed until any prior loan has been repaid, except that a Participant may concurrently have outstanding both (i) not more than one Home Loan, as described in Section 9.2 and (ii) not more than one loan which is not a Home Loan as described in Section 9.2.

          (d) Any loan, by its terms must be amortized over its term on a substantially level basis. In addition, any loan, by its terms must be required to be repaid within 5 Years, other than a Home Loan as described in Section 9.2.

          (e) A loan to a Participant shall be considered an earmarked investment of such Participant's Account and shall also be considered in connection with the Participant's ability to withdraw Funds from the Account pursuant to Section 8.6.

          (f) A Participant must specify whether the loan is from such Participant's Salary Deferral Account and/or Rollover Account.

          (g) Loan funds shall be withdrawn from the Funds in which the Participant has invested on a pro rata basis.

          (h) The loan program under the Plan shall be administered by the Plan Administrator in accordance with Article XI in a uniform and nondiscriminatory manner.

          (i) Loans shall be made available to all Participants on a reasonably equivalent basis. Loans must be adequately secured and bear a reasonable interest rate. In the event of default, participation in the Plan shall be suspended immediately, and foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees. All Participants or Employees who apply for a Plan loan shall be given the financial disclosures required under the Federal Truth in Lending Act.

     9.2  Home Loans.  A Home loan is any loan described in Section 9.1 which is
          ----------
used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time such loan is made) as the principal residence of the Participant.

     9.3  Maximum Loan Amount.  The maximum loan for any loan under the Plan is
          -------------------
the least of the following:

          (a)  $50,000, reduced by the excess (if any) of

               (1) The highest outstanding balance of loans from the Plan during the 1-year period ending on the day before the date the loan was made, or

               (2) the outstanding balance of loans from the Plan on the date on which such loan was made, or

          (b)  one-half of the vested portion of the Participant's Account, or

          (c) the limit imposed by the Plan Administrator upon the amount of loans that may be provided under the Plan at any one time.

                                   ARTICLE X

                            ESTABLISHMENT OF TRUST
                            ----------------------

     10.1  Agreement of Trust.  In order to implement the Plan, the Corporation
           ------------------
has entered into one or more Trust Agreements, which are deemed a part of this Plan, to the end that such funds, as may be irrevocably contributed from time to time for the payment of all or any part of the benefits under the Plan, shall be segregated from the Employers' own assets and held in trust by the Trustees for the exclusive benefit of the Participants or their beneficiaries under the Plan who may, in accordance with the terms of the Plan and such Trust Agreements, be entitled to participation thereunder. At least one such Trust Agreement, referred to as the ESOP Trust, shall hold those funds contributed under Article XVI.

     10.2  Trust Fund for Exclusive Benefit of Plan Participants and Their
           ---------------------------------------------------------------
Beneficiaries.  Except as otherwise provided in Section 10.4, it shall be
-------------
impossible under any circumstances, at any time, for any part of the corpus or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their beneficiaries and defraying reasonable expenses of administering the Plan.

     10.3  Operation of the Trust.  The Trust Fund shall be administered by the
           ----------------------
Trustees subject to the instructions and directions of the Plan Administrator as set forth in the Plan and in the Trust Agreement entered into by the Corporation with the Trustees which shall be deemed to be part of the Plan. The Trust Agreement may contain such provisions as to investment and administration of the Trust Fund and powers, discretions and accountability of the Trustees as the Board may deem appropriate. The Board may remove any Trustees at any time upon reasonable notice, and upon such removal or upon the resignation of any Trustee, the Board shall designate a successor Trustee. The Plan Administrator shall determine the manner in which the funds of the Plan shall be disbursed in accordance with the Plan and the provisions of the Trust Agreement, including the form of voucher to be used in making disbursements and the qualifications of persons authorized and empowered to sign the same and any other matters incidental to disbursements from such Trust Fund.

     10.4  Return of Employer Contributions.  Notwithstanding Section 10.2,
           --------------------------------

           (a) In the case of contributions made by the Employers by a mistake of fact, such contributions may be returned to the Employers within one year after their payment.

          (b) If the deduction of any contribution under the Plan which are conditioned upon deductibility under Section 404 of the Code is disallowed by the Internal Revenue Service, to the extent of disallowance, the contribution may be returned to the Employer within one year after the disallowance. All contributions made under the Plan shall be deemed to be made upon condition of deductibility under Section 404 of the Code.

     10.5  ESOP Trust.  Notwithstanding anything to the contrary in Section
           ----------
10.3, the ESOP Trust shall be administered in accordance with the provisions of
Article XVII.

                                  ARTICLE XI

                          ADMINISTRATION OF THE PLAN
                          --------------------------

     11.1  Plan Administration.  The Plan Administrator shall have
           -------------------
responsibility for performing duties of plan administration in accordance with this Article.

     11.2  Allocation of Responsibility for Plan and Trust Administration.
           --------------------------------------------------------------

           (a) The Plan Administrator will have only those specific powers, duties, responsibilities and obligations as are specifically provided for under this Plan. In general, the Employers will have the sole responsibility for making the contributions provided for under Article III and Article IV. The Board of Directors will have the sole authority to appoint and remove any Trustee and Plan Administrator and to amend or terminate, in whole or in part, this Plan. The Plan Administrator will have the sole responsibility for the administration and management of the Plan assets under their control. In the event of any conflict between provisions of this Plan and the terms of any policy or contract issued hereunder, the Plan Administrator may determine that the provisions of the Plan shall control.

           (b) The Plan Administrator, Trustees and any other fiduciary under this Plan may rely upon the direction, information or actions of each other as being proper under this Plan and are not required under this Plan to inquire into the propriety of any such direction, information or action. It is intended under this Plan that each fiduciary will be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and will not be responsible for any act or failure to act of each other. No fiduciary guarantees the Trust funds in any manner against investment loss or depreciation in asset value.

           (c) Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically provided for them under this Plan or the Trust Agreement. In accordance with Section 405(c)(1) of ERISA, any fiduciary may allocate in writing a portion of his or her fiduciary responsibility to another fiduciary under the Plan. When accepted in writing, such other fiduciary shall be solely responsible for his or her own acts or omissions in carrying out such responsibility, except as provided in Section 405
(a) of ERISA.

     11.3  Performance of Plan Duties.  The Plan Administrator may at its
           --------------------------
discretion designate any officers or Employees of the Corporation or of its Affiliated Companies to perform specific plan administration functions, including any and all responsibilities described in this Article, whether or not such officers or employees are Participants under the Plan. The Plan Administrator may designate a committee to perform the functions described in
Article XVII. The Plan Administrator shall be and remain a "named fiduciary" to the extent permitted by the provisions of ERISA. Except as provided under ERISA, or other applicable law, no bonds or other security shall be required of any individual described in this section in any jurisdiction.

     11.4  Funding Policy.  The Plan Administrator shall adopt a procedure for
           --------------
establishing and carrying out a funding policy as required by Section 402(b)(1) of ERISA.

     11.5  Appointment of Plan Administrator.
           ---------------------------------

           (a) The Plan Administrator shall have responsibility for the day to day administration of the Plan. In addition, the Plan Administrator shall have all the duties placed on the Plan Administrator by ERISA and by other Sections of this Article XI.

           (b) The Plan Administrator shall determine all matters of fact necessary to the administration of the Plan, including the eligibility of Employees to become Participants and the status and rights of Participants and all other persons hereunder. As a condition of distributing any benefit under the Plan, the Plan Administrator may prescribe the use of such forms and require the furnishing of such information as the Plan Administrator may deem appropriate for administering the Plan. The Plan Administrator shall also have sole authority to adopt rules and regulations which shall be administered by the Plan Administrator, and to issue rulings and interpretations concerning the Plan and all matters arising thereunder, on a uniform and nondiscriminatory basis, provided the same shall not be contrary to or inconsistent with any provision of the Plan. Subject to subsection (c) hereof, all interpretations of the Plan will be final conclusive and binding upon the Employer, Participant and beneficiaries and all other persons claiming any interest in the Plan.

           (c) The Plan Administrator shall make all determinations as to the right of any person to a benefit. Any denial by the Plan Administrator of a Participant's or beneficiary's claim for benefits under the Plan shall be stated in writing by the Plan Administrator and delivered or mailed to the Participant or beneficiary. Such determination shall set forth the specific reasons for the denial, written to the best of the Plan Administrator's ability in a manner that may be understood without legal or actuarial counsel. The Participant or a beneficiary may request a review of such denial by filing notice in writing with the Plan Administrator within 60 days after receipt of such denial; the Participant or such beneficiary may review pertinent documents and may submit issues and comment in writing. The Plan Administrator, in such Administrator's discretion, may request a meeting to clarify any immediate matters the Plan Administrator deems appropriate. All interpretations, determinations and decisions of the Plan Administrator with respect to any matter will be subject to review by the Committee, upon the submission by the Participant or beneficiary of an application for review to the Committee. Such application shall include the Plan Administrator's written denial, the Participant or beneficiary's written statement providing the basis for review by the Committee, and all other relevant materials necessary or helpful to enable the Committee to perform its review. The Committee's determination and decision, upon review, will be final, conclusive and binding upon the Employer, Participant and beneficiaries and all other persons claiming any interest in the Plan.

     11.6  Record Maintenance.  The Plan Administrator shall maintain records
           ------------------
showing the fiscal transactions of the Plan and is authorized to retain the services of an accountant for the Plan to provide such services as the Plan Administrator deems appropriate.

     11.7  Allocation of Delegation of Duties and Responsibilities.  In
           -------------------------------------------------------
furtherance of their duties and responsibilities under the Plan, the Board and the Plan Administrator may:

           (a)  Employ agents to carry out nonfiduciary responsibilities;

           (b) Employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA);

           (c)  Consult with counsel, who may be counsel to the Corporation; and

           (d) Provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) and among members of the Board, in the case of the Board.

     11.8  Expenses.  Unless otherwise agreed to by the Corporation, no
           --------
fiduciary hereunder (who is an Employee) shall receive any compensation for services as such. Expenses incurred by fiduciaries in connection with the administration of the Plan shall be paid by the Trustees from the Trust Fund in accordance with the direction of the Plan Administrator, unless paid by the Corporation. Brokerage fees, transfer taxes, if any, and other expenses incident to the purchase or sale of securities, including Sponsor Stock, by the Trustees shall, for Plan purposes, be deemed to be part of the cost of such securities, or deducted in computing the sale proceeds therefrom, as the case may be.

     11.9  Reliance Upon Others.  The Board, the Plan Administrator, any person
           --------------------
to whom they may delegate such of their duties and powers as provided by ERISA and the officers and directors of the Corporation shall be entitled to rely conclusively upon and shall be fully protected in any action taken by them in good faith in reliance upon any tables, valuations, certificates, opinions, reports or other advice furnished to them by any duly appointed actuary, accountant, legal counsel (who may be counsel for the Corporation or for the Trustees, or both) or other specialist.

     11.10  Indemnification.  The Corporation may indemnify and hold harmless
            ---------------
each member of the Committee, the Plan Administrator and all other persons (who are Employees) deemed to be fiduciaries of the Plan against any and all expenses and liabilities arising out of their action or failure to act in such capacity, except expenses and liabilities arising out of their willful misconduct or gross negligence. Expenses against members of the Committee, the Plan Administrator and other persons (who are Employees) deemed to be fiduciaries of the Plan which may be indemnified hereunder include, without limitation, the amount of any settlement, or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against such persons. The Board, at the Corporation's expense, may settle any such claim asserted or proceeding brought against the Committee, any member thereof, the Plan Administrator and other persons (who are Employees) deemed to be fiduciaries of the Plan, when such settlement appears to be in the best interest of the Corporation. This right of indemnification shall be in addition to any other rights to which any member of the Committee or any such person may be entitled as a matter of law.

     11.11  Notifications.  All notices, reports and statements given, made,
            -------------
delivered or transmitted to a Participant shall be deemed duly given, made, delivered, or transmitted when mailed, by such class as the sender may deem appropriate, with postage prepaid and addressed to the Participant at the address last appearing on the records of the Corporation with respect to this Plan. All notices, directions or other communications given, made, delivered or transmitted by a

Participant to the Trustees, Corporation, Committee or Plan Administrator shall not be deemed to have been duly given, made, delivered, transmitted or received unless and until actually received by the Trustees, Corporation., Committee or Plan Administrator.

     11.12  Multiple Capacities.  Any person may serve in more than one
            -------------------
fiduciary capacity with respect to the Plan.

                                  ARTICLE XII

                             AMENDMENT OF THE PLAN
                             ---------------------

     12.1  Authority to Amend the Plan.  The Corporation reserves the right to
           ---------------------------
change, modify or otherwise amend the Plan at any time and from time to time and any such change, modification or amendment shall be accomplished by resolution duly adopted by the Compensation Committee of the Board; provided,

           (a) No amendment or modification may be made at any time which would vest the Corporation with any right, title or interest in or to the assets of the Trust, or permit any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries under the Plan and for the payment of the expenses of the Plan;

           (b) No amendment or modification shall have any retroactive effect as to deprive any person of any benefit already accrued, except that any amendment may be made retroactive which is necessary to bring the Plan into conformity with governmental regulations or policies in order to qualify or maintain qualification of the Plan or the Trust for tax exemption; and

           (c) No Plan amendment (or transaction having the effect of a Plan amendment) shall be effective to the extent it eliminates or reduces any "Section 411(d)(6) protected benefit" (i.e. benefits described in Code Section
                                       ----
411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit), or adds or modifies conditions relating to Section 411(d)(6) protected benefits, unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment; and

           (d) No amendment or modification which affects the duties of the Trustees shall be made without consent of the Trustees.

           Any such amendment or modification shall become effective at such time and in such manner as shall be determined by the Compensation Committee of the Board.

                                 ARTICLE XIII

                            TERMINATION OF THE PLAN
                            -----------------------

     13.1  Discontinuance or Suspension of Employer Contributions and
           ----------------------------------------------------------
Termination of the Plan.  The Corporation has established the Plan with the
-----------------------
bona fide intention and expectation that it will continue indefinitely.
However, the Corporation reserves the right to permanently discontinue or temporarily suspend Employer contributions under the Plan (completely or with respect to any Participating Subsidiary) or to terminate the Plan, in whole or in part, by appropriate resolutions of the Board of Directors. Any such termination, partial termination, discontinuance or suspension shall be effective at such date as the Board may determine, but not earlier than the date on which the Corporation shall have given notice of such modification or termination to the Trustees, and may be effective as to all Employers, or as to one or more Employers, and their respective Employees. The Corporation shall promptly give notice of any such modification or termination to all Employers, and to its and their respective Participants, beneficiaries and Employees, affected thereby.

     13.2  Procedure on Termination of Plan or Discontinuance of Employer
           --------------------------------------------------------------
Contributions.  In the event of a termination or partial termination of the
-------------
Plan or complete discontinuance of Matching Contributions or Employer ESOP Contributions, Participants' Matching Contributions Accounts or ESOP Accounts shall be nonforfeitable and fully vested, provided, however, in the event of a partial termination, the foregoing shall apply only to the portion of the Plan terminated and the Participants affected thereby. In such event, the Board of Directors may, in its discretion, authorize any one of the following:

           (a) The Plan may be continued in operation until exhaustion of the assets of the Trust Fund, except that no further Employees shall become Participants and no further Participant, Matching Contributions or Employer ESOP Contributions shall be made; or

           (b) The Trustees may wind up and liquidate the Trust Fund and distribute the assets for the benefit of Participants and Former Participants who have not previously received a full distribution of their benefits, in accordance with their respective Accounts as then constituted and without regard to vesting conditions; or

           (c) The Trustees may transfer the assets of the Plan to the trustee of another employee benefit plan or plans maintained by the Corporation for the benefit of its employees or their beneficiaries, provided that a written favorable determination with respect to such transfer shall have been received from the Internal Revenue Service upon such transfer, the Corporation and the Trustees shall thereupon be discharged from all further liability under the Plan.

     13.3  Merger.  In the case of any merger or consolidation of this Plan
           ------
and/or the Trust Fund with, or any transfer of the assets or liabilities of the Plan and/or Trust Fund to, any other plan, the terms of such merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of this Plan or its successor immediately thereafter) a benefit which is no less than the Participant would have received in the event of termination of this Plan immediately before such merger, consolidation or transfer.

                                  ARTICLE XIV

                              GENERAL PROVISIONS
                              ------------------

     14.1  Participation of Subsidiaries.  Any domestic subsidiary may, by
           -----------------------------
action of its Board of Directors, and with the approval of and subject to such conditions as may be imposed by the regulatory authorities having jurisdiction and by the Board of Directors of the Corporation, adopt the Plan and thereby become a Participating Subsidiary. A list of Participating Domestic Subsidiaries appears in Appendix A to the Plan. Any Participating Subsidiary may terminate its participation in the Plan by giving the Plan Administrator written notice. In such event, the assets of the Trust Fund attributable to the Participants of the terminating Participating Subsidiary shall be transferred to a successor trustee or dealt with in such other manner as the Participating Subsidiary and Plan Administrator shall agree upon.

     14.2  Alienation of Benefits Prohibited.  It is a condition of this Plan,
           ---------------------------------
and all rights of each Participant shall be subject thereto, that no right or interest of any Participant under this Plan or in the Participant's Account shall be subject to anticipation, assignment, pledge or charge in whole or in part, either directly or by operation of law or otherwise, including, but without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner but excluding devolution by death or mental incompetency, and any attempt to anticipate, assign, pledge or charge any such right or interest shall be void, and no right or interest of any Participant under this Plan or in the Participant's Account shall be liable for or subject to any obligation, liability or tort of such Participant.

           The anti-alienation provisions of this Plan shall not apply with respect to compliance by the Plan with the terms of any "qualified domestic relations order", as defined Section 206(d) of ERISA and Section 414(p) of the Code, issued with respect to any Participant. The Plan Administrator shall establish written procedures to determine the qualified status of a domestic relations order and for the payment of benefits in accordance with the applicable requirements of any qualified domestic relations order. Such procedures shall provide for notification to each person specified in a domestic relations order as entitled to payment of benefits under the Plan (at the address included in the domestic relations order) and for the furnishing of a copy of such procedures promptly upon receipt by the Plan of the domestic relations order. Such procedures shall permit an "alternate payee", as defined in Section 414(p)(8) of the Code, to designate a representative for receipt of copies of notices that are sent to the alternate payee with respect to a domestic relations order. Benefits assigned to an alternate payee under a "qualified domestic relations order" may be distributed to such alternate payee as soon as practical after such order is determined by the Plan to be qualified if such order so provides. Distributions to an alternate payee under a qualified domestic relations order shall be subject to the automatic lump sum distribution provision of Section 7.5.

     14.3  No Employment Rights Implied.  Nothing in the Plan shall be deemed
           ----------------------------
or construed to impair or affect in any manner whatsoever the right of the Corporation or any Employer, in its discretion, to hire Employees and, with or without cause, to discharge or terminate the services of Employees or Participants.

     14.4  Number.  The singular number shall include the plural number unless
           ------
the context of the Plan requires otherwise. All capitalized terms shall have the same meaning wherever capitalized. Capitalized terms not specifically defined in this Article shall be deemed defined by the most descriptive context of the Plan.

     14.5  Governing Law.  To the extent not preempted by ERISA, this Plan
           -------------
shall be governed and construed in accordance with the laws of the State of Connecticut (other than the conflict of laws provisions). In all cases, legal actions claiming Plan benefits may be brought only after exhausting the claim procedures under Section 11.5 and must be commenced within 3 years of the event giving rise to the claimed benefit entitlement, irrespective of the jurisdiction in which such action is filed.

     14.6  Missing Persons. If the Committee is unable to make any distribution
           ---------------
under the Plan because the whereabouts of the person entitled to such distribution cannot be ascertained after reasonable efforts have been made to locate such person including mailing of due notice to such person at his last known address as shown on the records of the Committee or Employer, then, after passage of at least one year from the date payment of the distribution was due, the Committee may, in its sole discretion, make such distribution to the person's spouse or to any other relative. If the Committee is unable or unwilling to make such distribution to a relative, then such distribution shall be deemed forfeited (and applied to reduce the Employer's ESOP Contributions) but subject to reinstatement if a valid claim is subsequently made by such missing person.

     14.7  Incapacity.  In the event that any benefit under the Plan is or
           ----------
becomes payable to a minor or to a person under legal disability, or to a person not judicially declared incompetent but who is, by reason of illness or mental or physical disability, in the opinion of the Committee, incapable of personally receiving and giving valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Committee may provide for such payment (or any part thereof) to be made to any person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be for the account of such person and shall constitute, to the extent made, a complete discharge of liability for the Plan and Trust Fund.

     14.8  Corrective Actions.  In the event a mistake or error is made in
           ------------------
administering the Plan, including, without limitation, as to the eligibility, Service, or the amount of any contributions or distributions made or to be made to, or on behalf of, a Participant or beneficiary, the Plan Administrator may take any action, including making such contributions or distributions it deems appropriate, to place the Participant or beneficiary as nearly as possible in the position he would have been in, had there been no mistake or error.

                                  ARTICLE XV

                             TOP-HEAVY PROVISIONS
                             --------------------

     15.1  Applicability.  The provisions of this Article XV shall become
           -------------
applicable for any Plan Year commencing after December 31, 1983 during which the Plan is determined to be a Top-Heavy Plan.

     15.2  Definitions.  For purposes of this Article XV, the following terms
           -----------
shall have the meanings set forth below:

           (a)   "Aggregate Account" means, as of the Determination Date, for an
                  -----------------
Employee the sum of:

                 (1) the Employee's Account balance as of the most recent Valuation Date occurring within a twelve (12) month period ending on the Determination Date;

                 (2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

                 (3) any Employee contributions, whether voluntary or mandatory; provided, however, amounts attributable to salary reduction or similar arrangements shall not be considered to be a part of the Employee's Aggregate Account;

                 (4) with respect to unreleased rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a Plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or plan-to-plan transfers, it shall always consider such rollover or plan-to-plan transfer as a distribution for the purpose of this Section; if this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Employee's Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Employee's Aggregate Account;

                 (5) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Employee's Aggregate Account, irrespective of the date on which such rollover or plan-to-plan transfer is accepted; and

                (6) any Plan distributions made within the Plan Year that includes the Determination Date or within the 4 preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top-heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's Aggregate Account balance because of death shall be treated as a distribution for the purposes of this paragraph.

          (b)   "Aggregation Group" means either a Required Aggregation Group or
                 -----------------
a Permissive Aggregation Group.

          (c)   "Code" means the Internal Revenue Code of 1986, as amended.
                 ----

          (d)   "Determination Date" means, with respect to any Plan Year, the
                 ------------------
last day of the preceding Plan Year, or, in the case of the first Plan Year of any plan, the last day of such Plan Year.

          (e)   "Employee" means any employee of the Employer.
                 --------

          (f)   "Employer" means General Re Corporation and any Affiliated
                 --------
Company, except as otherwise provided in Section 416(i)(1)(c) of the Code.

          (g)   "Key Employees" shall include any Employee or former Employee
                 -------------
who, at any time during the Plan Year or any of the preceding 4 Plan Years, is:

                (1) an officer of the Employer (as that term is defined within the meaning of the regulations under Code Section 416) having annual "415 compensation" greater than 50% of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

                (2) 1 of the 10 Employees owning (or considered as owning within the meaning of Code Section 318) the largest interests in all employers required to be aggregated under Code Sections 414(b), (c), and
     (m). However, an Employee will not be considered a top 10 owner for a Plan Year if the Employee earns less than $30,000 (or such other amount adjusted in accordance with Code Section 415(c)(1)(A) as in effect for the calendar year in which the Determination Date falls).

                (3) a "5% owner" of the Employer. A "5% owner" means any person who owns (or is considered as owning within the meaning of Code Section
     318) more than 5 % of the outstanding stock of the Employer or stock possessing more than 5 % of the total combined voting power of all stock of the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c) and (m) shall be treated as separate employers.

               (4) a "1% owner" of the Employer having an annual "415 compensation" from the Employer of more than $150,000. "1% owner" means any person who owns (or is considered as owning within the meaning of Code
     Section 318) more than 1% of the outstanding stock of the Employer or stock possessing more than 1% of the total combined voting power of all stock of the Employer. In determining percentage ownership, hereunder, employers that would otherwise be aggregated under Code Section 414(b), (c), and (m) shall be treated as separate employers. However, in determining whether an individual has "415 compensation" or more than $150,000, "415 compensation" from each employer required to be aggregated under Code Section 414(b),
     (c), and (m) shall be taken into account.

          For purposes of Subparagraph (1), no more than 50 Employees (or, if lesser, the greater of 3 or 10% of the employees) shall be treated as officers. For purposes of Subparagraph (2), if 2 Employees have the same interest in the Employer, the Employee having greater annual compensation from the Employer shall be treated as having a larger interest.

          Determination of Key Employee status is based on the Plan Year containing the relevant Determination Date.

          (h)  "Non-Key Employee" means an Employee who is not a Key Employee.
                ----------------

          (i)  "Permissive Aggregation Group" means the group resulting where
                ----------------------------
the Employer elects to treat any plan not required to be included in a Required Aggregation Group as being part of such Aggregation Group if such Aggregation Group would continue to meet the requirements of Section 401(a)(4) or 410 of the Code with such plan being taken into account.

          (j)  "Present Value of Accrued Benefit" means the present value of the
                --------------------------------
accrued benefit of a participant under a defined benefit plan using the actuarial assumptions of each such plan.

          (k)  "Required Aggregation Group" means the group which is composed of
                --------------------------
(i) each plan of the Employer in which a Key Employee is a participant, and (ii) each other plan of the Employer which enables any plan described in the foregoing clause (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

          For this purpose, the term plan includes a terminated plan. Such a plan must be aggregated with other plans of the Employer if it was maintained within the last 5 years ending on the Determination Date for the Plan Year in question and would, but for the fact that it terminated, be part of a Required Aggregation Group for such Plan Year.

          (l)  "Super Top-Heavy Plan" means a plan which is determined to be a
                --------------------
super top-heavy plan pursuant to Section 15.3(b).

           (m)  "Top-Heavy Group" means any Aggregation Group in which, as of
                 ---------------
the respective Determination Dates which occur in the same calendar year for each of the plans in such Aggregation Group, the sum of:

                (1) the Present Value of the Accrued Benefits for Key Employees under all defined benefit plans included in such Aggregation Group; and

                (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in such Aggregation Group, exceeds sixty percent (60 %) of a similar sum determined for all Employees. In determining such amounts, prior distributions shall be taken into account to the extent required by Section 15.3(c) of the Plan.

           (n)  "Top-Heavy Plan" means a plan which is determined to be top-
                 --------------
heavy pursuant to Section 15.3(a).

           (o)  "Valuation Date" means the application valuation date as defined
                 --------------
in each defined contribution plan.

     15.3  Determination of Top-Heavy Status.
           ---------------------------------

           (a)  Top Heavy Plan. This Plan shall be a Top-Heavy Plan with respect
                --------------
to any Plan Year commencing after December 31, 1983 if, as of the Determination Date for such Plan Year, (1) the Present Value of Accrued Benefits of Key Employees and (2) the Aggregate Accounts of Key Employees under the Plan and any plan of an Aggregation Group exceeds sixty percent (60%) of (1) the Present Value of Accrued Benefits and (2) the Aggregate Accounts of all employees under the Plan and any plan of an Aggregation Group (including prior distributions to the extent required by Section 15.3(c) hereof). This Plan shall in any event be a Top-Heavy Plan with respect to a Plan Year if it is a member of a Required Aggregation Group and such Aggregation Group is a Top-Heavy Group with respect to the calendar year in which such Plan Year begins. This Plan shall not be a Top-Heavy Plan with respect to a Plan Year if it is included in an Aggregation Group (whether Required or Permissive) and such Aggregation Group is not a Top-Heavy Group for such Plan Year.

           (b)  Super Top-Heavy Plan. This Plan shall be a Super Top-Heavy Plan
                --------------------
with respect to any Plan Year commencing after December 31, 1983, as of the Determination Date for such Plan Year, the (1) Present Value of Accrued Benefits of Key Employees and (2) the Aggregate Accounts of Key Employees under the Plan and any Plan of an Aggregation Group exceeds ninety percent (90%) of (1) the Present Value of Accrued Benefits and (2) the Aggregate Accounts of all Employees under the Plan and any plan of an Aggregation Group (including prior distributions to the extent required by Section 15.3(c) hereof).

           (c)  Distributions During Last Five (5) Years Taken Into Account. For
                -----------------------------------------------------------
purposes of determining:

                (1) the Present Value of the Accrued Benefit for any Employee, or

                (2) the Aggregate Account of any Employee, such Present Value or Aggregate Account shall be increased by the aggregate distributions made with respect to such Employee under the plan during the Plan Year which includes the Determination Date and the preceding four (4) Plan Years.

           (d)  Self-employed Individuals. In the case of a self-employed
                -------------------------
individual described in Section 401(c)(1) of the Code:

                (1)  Such individual shall be treated as an employee, and

                (2) Such individual's earned income (within the meaning of Section 401(c)(2) of the Code) shall be treated as compensation.

           (e)  Treatment of Beneficiaries. The terms "Employee" and "Key
                --------------------------
Employee" include their beneficiaries.

           (f)  Former Employees. If an individual has not performed services
                ----------------
for any Employer maintaining the Plan (other than benefits under the Plan) at any time during the 5 year period ending on the Determining Date, the Aggregate Account and/or the Present Value of Accrued Benefits of such individual shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy Plan.

           (g)  Former Key Employees. If an individual is a Non-Key Employee
                --------------------
with respect to any plan for a Plan Year, but such individual was a Key Employee with respect to such plan for any prior Plan Year, such Employee's Present Value of Accrued Benefits or Aggregate Account shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy Plan or whether the Aggregation Group which includes this Plan is a Top-Heavy Group.

           (h)  Treatment of Simplified Employee Pensions. A simplified employee
                -----------------------------------------
pension shall be treated as a defined contribution plan. At the election of the Employer, Aggregate Account shall take into account aggregate Employer contributions in lieu of the account balance of an Employee.

     15.4  Vesting. Notwithstanding any provisions of the Plan to the contrary,
           -------
for any Plan Year in which the Plan is a Top-Heavy Plan, the Employee shall have a non-forfeitable right to his Matching Contributions Account and ESOP Account under the Plan in accordance with the following schedule:

                Years of Service             Percentage
                ----------------             ----------
                   less than 2                    0%
                       2                         50%
                       3                         75%
                    4 or more                   100%

           "Years of Service" shall include an Employee's Service for vesting purposes as determined under the Plan. If in any subsequent Plan Year. the Plan ceases to be a Top-Heavy

Plan, the Plan Administrator may, in its discretion, elect to (1) continue to apply this vesting schedule in determining an Employee's right to his Matching Contributions Account and ESOP Account or (2) revert to the vesting schedule hereinbefore provided when the Plan was not a Top-Heavy Plan. Any such. revision shall be treated as a Plan amendment. Notwithstanding any provision herein to the contrary, where the Plan ceases to be a Top-Heavy Plan, each Employee who has completed 3 Years of Service with an Employer may elect to have his non-forfeitable percentage determined under any vesting schedule provided for in the Plan, before or after any amendments.

     15.5  Minimum Benefits.  If this Plan is a Top-Heavy Plan with respect to
           ----------------
a given Plan Year and the Employer and salary deferral contributions made under
Section 3.4 for such year for each Non-Key Employee is less than the lesser of
(a) three percent (3%) of such Non-Key Employee's compensation or (b) the percentage of compensation constituted by the Employer contributions and salary deferral made under the Plan for such Plan Year for the Key Employee for whom such percentage is the highest for the year, a minimum contribution for such Plan Year, as provided hereunder, shall be made for each Participant who is a Non-Key Employee who has not separated from Service as of the end of the Plan Year regardless of:

                (i) whether the Non-Key Employee has less than 1,000 Hours of Service for the Plan Year,

                (ii)  the amount of such Non-Key Employee's compensation, and

                (iii) whether the Non-Key Employee has made a savings or salary deferral contribution to the Plan for such Plan Year. The portion of a Participant's account which is attributable to minimum contributions shall not be forfeited in the event that such Participant makes a withdrawal under Article VIII.

          The minimum contribution will be whatever is necessary to increase all of the Employer contributions and salary deferral made on behalf of a Non-Key Employee to the lesser of (a) three percent (3%) of such Non-Key Employee's compensation or (b) the percentage of compensation at which Employer contributions made under the Plan for such Plan Year for the Key Employee for whom such percentage is the highest for the Plan Year. For purposes of this
Section 15.5, a determination of the contributions for a Key Employee shall be determined by dividing the Employer contributions by the Key Employee's compensation (within the meaning of Section 415 of the Code) not in excess of the amount as may be prescribed under Section 401(a)(17) of the Code. Retirement benefit means a benefit payable annually in the form of a single life annuity (with no ancillary benefits) at the Normal Retirement Date under the Plan.

          No minimum contribution will be required for a Participant under this Plan for any Plan Year if the Company maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such Participant in accordance with Section 416(c) of the Code.

          Notwithstanding any provision of this Section 15.5 to the contrary, in any Plan Year in which this Plan is a Top-Heavy Plan, each Non-Key Employee Participant who is also covered by a defined benefit plan of the Employer, shall accrue a minimum benefit equal to the minimum benefit provided by the defined benefit plan including the Retirement Plan. No minimum Employer contribution shall be credited under this Plan.

     15.6  Adjustment to the Section 415 Limit.  If the Plan is or becomes a
           -----------------------------------
Top-Heavy Plan in any Plan Year and Section 416(h)(2) of the Code does not apply, the defined contribution plan fraction described in Section 415(e) of the Code shall be computed by substituting in the denominator a factor of 1.0 for 1.25.

                                  ARTICLE XVI

                         EMPLOYEE STOCK OWNERSHIP PLAN
                         -----------------------------

     16.1  ESOP Contributions.  Effective July 1, 1989, the Employer may make
           ------------------
Employer ESOP Contributions to the Plan. Such contributions shall not be less than the amount due under the terms of any Exempt Loan incurred under Section
16.4. At the direction of the Plan Administrator, such contributions shall be used to make payments on the Exempt Loan. As such payments are made, the Plan Administrator shall authorize the release of Corporation Stock from the Suspense Account in accordance with Section 16.6. Corporation Stock released from the Suspense Account on account of such payment shall be allocated for the Quarter determined by the Plan Administrator. Such allocation shall be in accordance with Sections 16.2 and 16.3.

     16.2  ESOP Matching Allocations.  Corporation Stock released from the
           -------------------------
Suspense Account shall first be allocated for the Quarter determined by the Plan Administrator to the ESOP Account in an amount equal to 100% of the Participant's Savings and Salary Deferral Contributions, but not to exceed 6% of the Participant's Compensation for the Plan Year ("ESOP Matching Allocations"). Notwithstanding the previous sentence, ESOP Matching Allocations shall not be made for Quarters commencing before January 1, 1990. In determining the amount of shares to be allocated, value shall be the value determined as of the most recent ESOP Valuation Date. In any Plan Year in which the ESOP Matching Percentage for the group of Highly Compensated Employees would be more than the greater of:

           (a) the ESOP Matching Percentage of all other Qualified Employees multiplied by 1.25, or

           (b) the lesser of 2% plus the ESOP Matching Percentage of all other Qualified Employees or the ESOP Matching Percentage for all other Qualified Employees multiplied by 2, then ESOP Matching Allocations of the Highly Compensated Employees with the greatest amount of such ESOP Matching Allocations and Savings Contributions, if any, shall be reduced to the extent necessary so that the ESOP Matching Percentage for the group of Highly Compensated Employees is no more than the greater of (a) or (b). For Plan Years commencing on and after January 1, 1997, the Committee shall use (unless it elects not to) the ESOP Matching Percentage for the preceding Plan Year of all Qualified Employees who are not Highly Compensated Employees to determine the maximum ESOP Matching Percentage for the current Plan Year for the group of Qualified Employees who are Highly Compensated Employees. In addition to the foregoing, the amount of ESOP Matching Allocations and savings contributions, if any, of Highly Compensated Employees shall be limited in each Plan Year in order to prevent the multiple use of the alternative limitation under Treasury Reguation Section 1.401(m)-2.

     16.3  ESOP Supplemental Allocations.  If Corporation Stock in excess of
           -----------------------------
the amount to be allocated under Section 16.2 is released and directed to be allocated by the Plan Administrator pursuant to Section 16.2, or Corporation Stock is released and allocated to a Quarter commencing before January 1, 1990, an ESOP Supplemental Allocation shall be made and credited to the ESOP Account of Participants who have not incurred a Severance prior to the date of such ESOP Supplemental Allocation under one or both of the following methods as selected by the Plan Administrator:

           (a) To the Accounts of Participants in proportion to the ratio which the Compensation of each Participant for the calendar year within which such ESOP Supplemental Allocations are made bears to the Compensation of all Participants for such calendar year; or

           (b) Per capita equally to the ESOP Accounts of all Participants who receive Compensation for the calendar year within which such ESOP Supplemental Allocations are made.

     16.4  Exempt Loan.  In accordance with the ESOP Trust Agreement, the
           -----------
Trustees, at the direction of the Plan Administrator, may cause the Plan to incur an Exempt Loan to finance the acquisition of Corporation Stock. An Exempt Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. In the event of default, the value of Plan assets transferred in satisfaction of the Exempt Loan shall not exceed the amount of default. An Exempt Loan may be secured by a collateral pledge of the Corporation Stock acquired with the proceeds of such loan, contributions (other than contributions of Corporation Stock) that are made under the Plan to meet its obligations under the Exempt Loan and earnings attributable to such collateral and the investment of such contributions, but no other assets of the Trust may be pledged as collateral for the Exempt Loan and no lender shall have recourse against any assets of the Trust except to the extent permitted under Section 54.4975-7(b)(5) of the Treasury Regulations. Any pledge of Corporation Stock shall provide for the release of shares so pledged in accordance with Section 16.6.

     16.5  Investment of Trust Fund.  Employer ESOP contributions and earnings
           ------------------------
thereon not used to repay an Exempt Loan, may be held uninvested in cash as the Plan Administrator deems advisable for making distributions under the Plan, or may be invested in short-term investments bearing a reasonable rate of interest, including without limitation, deposits in, or short-term instruments of the Trustees, or in one or more short-term collective instruments of the Trustees, or in one or more short-term collective investment funds administered by the Trustees as trustee thereof for the collective investment of assets of employee pension or profit-sharing trusts, as long as each collective investment fund constitutes a qualified trust under the applicable provisions of the Code. Dividends, interests, and other distributions received on the assets held by the Trustees in respect to the Trust Fund shall be invested as provided in the preceding sentence, except as otherwise may be provided in Section 16.6 with respect to dividends on Corporation Stock.

     16.6  Suspense Account; Dividends on Unallocated Stock.
           ------------------------------------------------

           (a) Corporation Stock acquired with the proceeds of an Exempt Loan shall be held in the Suspense Account and to the extent released by the Plan Administrator, shall be allocated to the Participants' Accounts on the basis set forth in Sections 16.2 and 16.3. During the term of the Exempt Loan, a number of shares of Corporation Stock shall be released per Plan Year equal to the number of shares in the Suspense Account multiplied by a fraction, the numerator of which shall be the amount of principal and interest paid by the Trustees on the Exempt Loan for the Plan Year, and the denominator of which shall be the sum of the numerator and the aggregate principal and interest to be paid by the Trustees on the Exempt Loan for all future Plan Years; provided, however, that an alternative method of releasing such Stock from encumbrance may be utilized if the Plan Administrator so elects, and if permitted by applicable regulations under
Section 4975 of the Code. For this purpose, the number of future years under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the Exempt Loan is variable, the interest to be paid in future years shall be computed by using the interest rate applicable as of the end of the calendar year.

           (b) Any cash dividends received by the Trustees on shares of Corporation Stock held in the Suspense Account shall be applied to the payment of any outstanding obligations of the Trust under any Exempt Loan (and shall be invested in an interest bearing or other fixed income investment pending such payment) unless, in the sole discretion of the Plan Administrator, the Trustees are directed to use such dividends to buy additional shares of Corporation Stock. Any shares of Corporation Stock released from the Suspense Account due to application of such dividends to the repayment of an Exempt Loan or purchased using such dividends shall be allocated to Participants' Accounts on the basis set forth in Sections 16.2 and 16.3.

           (c) Unless, in the sole discretion of the Plan Administrator, the Trustees are directed that dividends that are payable with respect to the Corporation Stock that is allocated to a Participant's ESOP Account may be (a) accumulated in the Participant's ESOP Account and used to buy additional Corporation Stock, (b) paid directly to the Participant in cash (to the extent such direct payment may be effectuated), or (c) paid to the Trust and distributed by the Trustees in cash to the Participant not later than 90 days after the close of the Plan Year in which paid to the Trust, such dividends shall be applied to the payment of outstanding obligations of the Trust under any Exempt Loan; provided, however, that this provision shall only be effective if Corporation Stock with a fair market value not less than the amount of dividends so applied is allocated to the Participants' ESOP Accounts for the Plan Year in which the dividends were paid to the Trust. The excess, if any, of the fair market value of the Corporation Stock released from the Suspense Account by reason of the application of dividends described in this Section 16.6 over the fair market value of Corporation Stock allocated to a Participant's Account pursuant to the provision in the immediately preceding sentence shall be allocated among Participants' ESOP Accounts on the basis set forth in Sections
16.2 and 16.3.

     16.7  Vesting.  Participants shall be vested in their ESOP Accounts in
           -------
accordance with the provisions of Article VI applicable to Matching Contributions Accounts including a deemed distribution equal to zero dollars for Participants who incur a Severance with a zero vesting percentage. Forfeitures of ESOP Accounts shall be allocated to other Participants' ESOP Accounts on the basis set forth in Sections 16.2 and 16.3. Notwithstanding the foregoing, a Participant who has incurred a Severance and resumes employment under the Plan shall have the forfeited nonvested portion of the Participant's ESOP Account restored to him upon the Participant's repayment to the Plan of the full amount of any distribution. Such repayment shall be made prior to the earlier of (1) 5 years from his date of Reemployment or (2) the completion of a Five Year Break-in-Service.

     16.8 Distributions of ESOP Account.
          -----------------------------

          (a) Distribution of a Participant's ESOP Account shall commence at the time prescribed in Sections 7.6 and 7.7.

          (b) Distributions prior to Retirement shall be paid in a single sum. Distributions made upon or after Retirement may be made on the basis set forth in Section 7.4(b), as modified by Section 7.11. All distributions from the ESOP Account shall consist of shares of General Re Common Stock or cash equivalent in value to the fair market value as of the most recent ESOP Valuation Date of the Corporation Stock held in the ESOP Account. Unless the Participant or beneficiary elects to receive the distribution in General Re Common Stock, such distribution shall be paid entirely in cash. The Participant shall be notified of his right to receive General Re Common Stock.

          (c) Shares of Corporation Stock that at the time of distribution are not readily tradable on an established market shall be subject to a put option which shall permit the Participant to sell such stock to the Corporation at any time during two option periods, at the fair market value of such shares (as of the most recent ESOP Valuation Date). The first period shall be for at least 60 days beginning on the date of distribution. The second period shall be for at least 60 days beginning on the first ESOP Valuation Date in the calendar year following the year in which the distribution was made. The Corporation may direct the Trustees to purchase shares tendered to the Corporation under a put option. Payment for any shares sold under a put option shall be made in a lump sum or in substantially equal annual installments over a period not exceeding five years, with interest payable at a reasonable rate (as determined by the Corporation).

     16.9 Diversification of Account.
          --------------------------

          (a) Each Participant who has attained age 55 and completed 10 years of participation in the Plan may make an annual election to transfer his or her Account to a Diversified Account, or, at the Plan Administrator's discretion receive a distribution of a portion of the amounts credited to his or her ESOP Account, in accordance with such procedures as the Plan Administrator shall establish. The election to effect such transfer or distribution shall be granted with respect to a period of six Plan Years (the "Election Period") commencing with the Plan Year in which the Participant attains age 55 and has completed 10 years of participation in the Plan. For each Plan Year within the Election Period, a Participant may elect, within 90 days of the close of such Plan Year, to transfer or receive, as the case may be, all or a portion of his or her Account which is subject to this Section 16.9. The amount in the Account subject to this Section 16.9 shall be the excess of (i) over (b) as follows:

              (i) 25% of the sum of (A) the balance of the Participant's ESOP Account, determined as of the close of such Plan Year, and (B) the distributions received by and transfers made as a result of his or her prior elections (provided that "50%" shall be substituted for "25%" for his or her final election within the Election Period), minus

              (ii) the distributions received by and transfers made by the Participant pursuant to his or her prior elections.

          (b) If a Participant elects to receive or have transferred an amount described in paragraph (a) above, such distribution or transfer shall be made within 90 days after the close of the applicable annual Election Period.

    16.10 Voting
          ------

          (a) Voting of Corporation Stock. Each Participant (or beneficiary of a
              ---------------------------
deceased Participant) to whose account shares of Corporation Stock have been allocated shall, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, direct the Trustee with respect to the vote of the shares of Corporation Stock allocated to his or her account, and the Trustee shall follow the directions of those Participants (and beneficiaries) who provide timely instructions to the Trustee. Each Participant (or beneficiary) who has been allocated shares of Corporation Stock is entitled to vote on any matter presented for a vote by the stockholders, as a named fiduciary, and shall also direct the Trustee with respect to the vote of a portion of the shares of Corporation Stock that have not been allocated to any Participant's Account or for which no instructions were timely received by the Trustee, whether or not allocated to the Account of any Participant (or beneficiary). Such direction shall be with respect to such number of votes equal to the total number of votes attributable to Corporation Stock which is not allocated or with respect to which no responses were received multiplied by a fraction, the numerator of which is the number of votes attributable to such shares of Corporation Stock allocated to the Participant's Account and the denominator of which is the total number of votes attributable to such shares of Corporation Stock allocated to the accounts of all such Participants who have provided timely instructions to the Trustee under this Section 16.10. Such directions shall be held in confidence and not be divulged or released to any person including an officer or employee of the Corporation.

          In the event Corporation Stock is to be voted before any Corporation Stock is allocated to Participants' Accounts: (i) the Trustee shall solicit instructions from Participants concerning the voting of unallocated Corporation Stock in accordance with rules comparable to those otherwise in effect under this Section 16.10; (ii) each Participant, as a named fiduciary, shall be given one vote; and (iii) the Trustee shall vote all Corporation Stock in proportion to the votes of the Participants under clause (ii).

          (b) Voting of Shares in General Re Common Stock Fund. Each Participant
              ------------------------------------------------
(or beneficiary of a deceased Participant) who has a proportional interest in the General Re Common Stock Fund shall, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, direct the Trustee with respect to voting the number of shares of common stock of General Re Corporation ("Shares") reflecting such Participant's proportional interest in the Fund (both vested and unvested), and the Trustee shall follow the directions of those Participants (and beneficiaries) who provide timely instructions to the Trustee. Each Participant (or beneficiary) who has a proportional interest in such Fund is entitled to vote on any matter presented for a vote by the stockholders, as a named fiduciary. A Participant (or beneficiary) has the right to direct the Trustee not to vote with respect to such Shares credited to the Participant's Account. Such directions shall be communicated in writing, or by mailgram or similar means, and shall be held in confidence and not be divulged or released to any person including an officer or employee of the Corporation. The Trustee shall not vote Shares reflecting a Participant's proportional interest in the Fund for which it has received no direction from the Participant (or beneficiary).

          Unless the Trustee determines that the applicable authorities under ERISA require the Trustee to take other action, the Trustee shall vote that number of Shares not credited to Participants' Accounts in the same proportion on each issue as it votes those Shares credited to Participants' Accounts for which it has received voting directions from Participants (or beneficiaries).

    16.11 Tenders
          -------

          (a) Tendering of Corporation Stock.  The provisions of this Section
              ------------------------------
16.11(a) shall apply in the event a tender or exchange offer within the meaning of the Securities Exchange Act of 1934, as from time to time amended and in effect (hereinafter, a "tender offer") for Corporation Stock is commenced by a person or persons.

          In the event a tender offer for Corporation Stock is commenced, the Plan Administrator, promptly after receiving notice of the commencement of any such tender offer, shall transfer certain of the Plan Administrator's record keeping functions under the Plan to an independent record keeper (which if the Trustee consents in writing, may be the Trustee). The functions so transferred shall be those necessary to preserve the confidentiality of any directions given by the Participants in connection with the tender offer. The Trustee shall have no discretion or authority to sell, exchange or transfer any of such shares pursuant to such tender offer except to the extent, and only to the extent, that the Trustee is timely directed to do so in writing as follows:

              (1) Each Participant to whose Account shares of Corporation Stock have been allocated, shall, as a named fiduciary within the meaning of
     Section 403(a)(1) of ERISA, direct the Trustee with respect to the sale, exchange or transfer of the shares of Corporation Stock allocated to his or her Account and the Trustee shall follow the directions of those Participants who provide timely instructions to the Trustee.

              (2) Each such Participant, as a named fiduciary, shall also direct the Trustee with respect to the sale, exchange or transfer of a portion of the shares of Corporation Stock that have not been allocated to any Participant's Account or for which no instructions were timely received by the Trustee, whether or not allocated to the account of any Participant. Such direction shall be with respect to such number of shares equal to the total number of shares which are not allocated or with respect to which no responses were received multiplied by a fraction, the numerator of which is the number of shares allocated to the Participant's Account and the denominator of which is the total number of shares allocated to the accounts of all such Participants (and beneficiaries) who have provided timely instructions to the Trustee under this Section 16.11(a).

          The independent record keeper shall solicit confidentially from each Participant the directions described in this Section 16.11(a) as to whether shares are to be tendered. The independent record keeper, if different from the Trustee, shall instruct the Trustee as to the amount of shares to be tendered, in accordance with the above directions.

          Following any tender offer that has resulted in the sale or exchange of any shares of Corporation Stock held in the Trust, the record keeper shall continue to maintain on a confidential basis the Account of Participants to whose Accounts shares of Corporation Stock were allocated at any time during such offer, until complete distribution of such Accounts or such earlier time as the record keeper determines that the transfer of the record keeping functions back to the Plan Administrator will not violate the confidentiality of the directions given by the Participants. In the event that there is no sale or exchange of any shares of Corporation Stock held in the Trust pursuant to the tender offer, the record keeper shall transfer back to the Plan Administrator the record keeping functions; provided, however, the record keeper shall keep confidential any instructions which it may receive from Participants relating to the tender offer.

          For purposes of allocating the proceeds of any sale or exchange pursuant to a tender offer, the Plan Administrator or the independent record keeper, as the case may be, shall determine the portion, expressed as a percentage, of shares tendered by the Trustee that were actually sold or exchanged (the "applicable percentage"). The Plan Administrator or the independent record keeper, as the case may be, shall then treat as having been sold or exchanged from each of the Participants' Accounts that number of shares (if any) which is obtained by multiplying (i) the applicable percentage times
(ii) the total number of shares in such Account that were directed to be tendered or exchanged (or, in the case of an Account for which timely instructions were not received, the total number of shares in such Account multiplied by a fraction, the numerator of which is the total number of shares of Corporation Stock tendered by the Trustee and the denominator of which is the total number of shares of Corporation Stock held by the Trustee immediately prior to the tender). Any proceeds remaining after application of the preceding sentences shall be treated as proceeds from the sale or exchange of unallocated shares. The adjustments to individual accounts pursuant to the provisions of the Plan shall be made by the Plan Administrator or the independent record keeper, as the case may be, on information supplied by the Corporation or the Trustee.

          (b) Tendering of Shares in the General Re Stock Fund. The provisions
              ------------------------------------------------
of this Section 16.11(b) shall apply in the event a tender or exchange offer within the meaning of the Securities Exchange Act of 1934, as from time to time amended and in effect (hereinafter, a "tender offer") for Shares of Sponsor Stock held in the General Re Common Stock Fund is commenced by a person or persons.

              (1) Each Participant (or beneficiary) shall, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, have the right to direct the Trustee to tender or not tender some or all of the Shares reflecting such Participant's proportional interest in the General Re Common Stock Fund (both vested and unvested). Directions from a Participant (or beneficiary) to the Trustee concerning the tender of Shares shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Corporation. These directions shall be held in confidence by the Trustee and shall not be divulged to the Corporation, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender Shares as directed by the Participant (or beneficiary). The Trustee shall exercise its fiduciary discretion, in accordance with the applicable authorities under ERISA, in determining whether it will tender Shares reflecting a Participant's proportional interest in the General Re Common Stock Fund for which it has received no direction from the Participant (or beneficiary).

               (2) Unless the Trustee determines that the applicable authorities under ERISA require the Trustee to take other action, the Trustee shall tender that number of Shares not credited to Participants' Accounts in the same proportion as the total number of Shares credited to Participants' Accounts for which it has received instructions from Participants (or beneficiaries).

               (3) A Participant (or beneficiary) who has directed the Trustee to tender some or all of the Shares reflecting the Participant's proportional interest in such Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered Shares reflecting the Participant's proportional interest, and the Trustee shall withdraw the directed number of Shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any Shares not credited to Participants' Accounts have been tendered in accordance with the proportional tendering provision of Section 16.11(b)(2), the Trustee shall redetermine the number of Shares not credited to Participants' Accounts necessary to reduce the amount of tendered Shares not credited to Participants' Accounts to the amount so redetermined. A Participant (or beneficiary) shall not be limited as to the number of directions to tender or withdraw that a Participant may give to the Trustee.

               (4) A direction by a Participant (or beneficiary) to the Trustee to tender Shares reflecting the Participant's proportional interest in the Fund shall not be considered a written election under this Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable Shares. The Trustee shall credit to each proportional interest of the Participant from which the tendered Shares were taken the proceeds received by the Trustee in exchange for the Shares tendered from that interest. Pending receipt of directions (through the Administrator) from the Participant (or beneficiary), as named fiduciary, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the Mutual Fund described in Schedule "C" to the Trustee Agreement.

     16.12  Shares Credited .  For all purposes of Sections 16.10(b) and
            ---------------
16.11(b), the number of Shares of Sponsor Stock deemed "credited" or "reflected" to a Participant's proportional interest shall be determined as of the last preceding Valuation Date. The trade date is the date the transaction is valued.

                                 ARTICLE XVII

                              ESOP Administration
                              -------------------

     17.1 ESOP Responsibilities.  The Plan Administrator shall be responsible
          ---------------------
for the administration of the ESOP Trust and ESOP Accounts and shall have all of the powers set forth below. The Plan Administrator shall:

          (a) represent the Corporation in dealing with the ESOP Trustee;

          (b) remove and replace the Trustee if required;

          (c) direct the Trustee to enter into indebtedness for the purpose of acquiring qualifying securities or repaying an Exempt Loan;

          (d) direct the application of Employer ESOP Contributions to the payment of principal and interest on an Exempt Loan;

          (e) determine the extent to which shares from the Suspense Account are allocated to Participants' Accounts for any period;

          (f) direct the release of collateral for any Exempt Loan;

          (g) direct the allocation of released Corporation Stock to Participants' Accounts;

          (h) direct the transfer of the value of Participant Accounts to effect Participant diversification elections pursuant to Section 16.10; and

          (i) take such other actions as authorized by the Plan or Trust, or appropriate and helpful in the carrying out of its duties under the Plan or Trust.

          IN WITNESS WHEREOF, General Re Corporation has caused this Plan to be amended and restated, and its corporate seal to be hereunto affixed by its duly authorized officers this __ day of ______, 1998.

                                                  GENERAL RE CORPORATION



                                                  By:__________________________

     ATTEST:


     By:____________________

     (Corporate Seal)

                                  APPENDIX A
                                      TO
                           EMPLOYEE SAVINGS PLAN OF
                            GENERAL RE CORPORATION
                         AND ITS DOMESTIC SUBSIDIARIES

                  LIST OF PARTICIPATING DOMESTIC SUBSIDIARIES

1.

                                  SCHEDULE I
                                      OF
                                  APPENDIX B
                                      TO
                           EMPLOYEE SAVINGS PLAN OF
                            GENERAL RE CORPORATION
                         AND ITS DOMESTIC SUBSIDIARIES

                    COVERAGE OF CERTAIN FORMER EMPLOYEES OF
                     CONSTITUTION STATE MANAGEMENT COMPANY

         Certain employees ("CSMC Employees") of Constitution State Management Company ("CSMC") became Eligible Employees as of January 1, 1989 because of the acquisition of (a) the domestic treaty reinsurance operations of CSMC by North Star Reinsurance Corporation, an Employer hereunder, and (b) the excess and surplus lines operations by CSMC by General Star Management Company, an Employer hereunder. The rights and benefits of CSMC Employees will be determined as provided under the Plan, except as hereinafter specifically set forth. The following paragraphs A through D shall apply only to Participants who were CSMC
Employees:

     A.  Section 1.31:  Hours of Service while employed by CSMC shall be
         ------------
considered as Hours of Service with an Affiliated Company.

     B.  Section 1.50:  The Service of a CSMC Employee shall be determined as if
         ------------
CSMC was an Affiliated Company during the entire period that person was employed by CSMC or any member of its former controlled group.

     C.  Section 2.2:  A CSMC Employee who has completed a twelve month period
         -----------
of at least 1,000 Hours of Service prior to January 1, 1989 shall be eligible to participate as of that date. All other CSMC Employees will be eligible to participate as provided in the Plan.

     D.  Section 9.1:  A CSMC Employee who becomes eligible to participate in
         -----------
the Plan as of January 1, 1989 shall not be subject to the one year of participation requirement for loans.

                                  SCHEDULE II
                                      OF
                                  APPENDIX B
                                      TO
                           EMPLOYEE SAVINGS PLAN OF
                            GENERAL RE CORPORATION
                         AND ITS DOMESTIC SUBSIDIARIES

                    COVERAGE OF CERTAIN FORMER EMPLOYEES OF
                HARTFORD STEAM BOILER INSPECTION AND INSURANCE
          COMPANY WHO BECAME EMPLOYEES OF ENGINEERING INSURANCE GROUP

         Engineering Insurance Group ("EIG"), which is a joint venture of the Corporation and Hartford Steam Boiler Inspection and Insurance Company ("HSB"), became a Participating Subsidiary and an Affiliated Company as of January 1, 1989. Certain employees ("HSB Employees") of EIG were formerly and/or subsequently employed by HSB. The terms of participation of EIG and the rights and benefits of HSB Employees will be determined as provided under the Plan, except as hereinafter specifically set forth. The following paragraphs A through I shall only apply to EIG and to Participants who are employed by EIG:

     A.  Section 1.5:  EIG has been determined by the Board of Directors to
         -----------
become an Affiliated Company as of January 1, 1989.

     B.  Section 1.23:  Hours of Service while employed by HSB shall be
         ------------
considered as Hours of Service with an Affiliate Company.

     C.  Section 1.28:  EIG shall be considered as qualifying to be a
         ------------
Participating Subsidiary and any action which would be required of a board of directors of a corporation shall be taken by the Board of Directors and the board of directors of HSB.

     D.  Sections 1.36 and 1.43:  A Participant shall not be deemed to have a
         ----------------------
Retirement for as long as such Participant is employed by an Employer of HSB.

     E.  Section 1.42:  Service of a HSB Employee shall be determined as if HSB
         ------------
were an Affiliated Company during the entire period that person was or is employed by HSB or any member of its controlled group.

     F.  Section 2.2:  An employee of EIG who was formerly employed by an
         -----------
Employer shall be eligible to participate, or to continue to participate, as provided in the Plan. A HSB employee who has completed a twelve month period of at least 1,000 Hours of Service prior to the date of employment by EIG shall be eligible to participate in the Plan as of the first date of the first pay period following the date of such employment. All other HSB Employees shall be eligible to participate as provided in the Plan.

     G.  Section 5.5:  Forfeitures of Matching Accounts of Participants who are
         -----------
employed by EIG shall be allocated on the last Valuation Date of any Quarter in which a Severance occurred among the Matching Accounts of Participants who are both Participants and employed by EIG on that Valuation Date. Participants employed by EIG shall not share in the allocation of forfeitures of the Accounts of any other Participants. The allocation shall be in the proportion that each such Participant's share of the Matching Contributions for that Quarter bears to all Matching Contributions for that Quarter for Participants who were employed by EIG. Forfeitures of Matching Accounts of Participants who are employed by EIG shall be invested in the Fidelity Retirement Money Market Trust.

     H.  Section 14. 1:  As provided in Paragraph C above, EIG shall be deemed
         -------------
to be a subsidiary and qualify to become a Participating Subsidiary. Any action required to be taken by EIG shall be taken by the Board of Directors and the board of directors of HSB.

     I.  Articles XVI and XVII:  The provisions of Articles XVI and XVII shall
         ---------------------
not apply to Participants who are employed by EIG. The provisions for Matching Contributions, which end on December 31, 1989, shall continue in effect for these Participants beyond that date.

                                 SCHEDULE III
                                      OF
                                  APPENDIX B
                                      TO
                          EMPLOYEE SAVINGS AND STOCK
                               OWNERSHIP PLAN OF
                            GENERAL RE CORPORATION
                         AND ITS DOMESTIC SUBSIDIARIES

                    COVERAGE OF CERTAIN FORMER EMPLOYEES OF
                            ROYAL INDEMNITY COMPANY

          Certain employees ("Royal Employees") of Royal Indemnity Company ("Royal") became Eligible Employees as of July 1, 1990 because of the acquisition of the excess and surplus lines operations by Royal by General Star Management Company, an Employer hereunder. The rights and benefits of Royal Employees will be determined as provided under the Plan, except as hereinafter specifically set forth. The following paragraphs A through D shall apply only to Participants who were Royal Employees:

     A.   Section 1.23:  Hours  of Service while employed by Royal shall be
          ------------
considered as Hours of Service with an Affiliated Company.

     B.   Section 1.42:  The Service of a Royal Employee shall be determined as
          ------------
if Royal was an Affiliated Company during the entire period that person was employed by Royal or any member of its former controlled group.

     C.   Section 2.2:  A Royal Employee who has completed a twelve month period
          -----------
of at least 1,000 Hours of Service prior to July 1, 1990 shall be eligible to participate as of that date. All other Royal Employees will be eligible to participate as provided in the Plan.

     D.   Section 9.1:  A Royal Employee who becomes eligible to participate in
          -----------
the Plan as of July 1, 1990 shall not be subject to the one year of participation requirement for loans.

                                  SCHEDULE IV
                                      OF
                                  APPENDIX B
                                      TO
                           EMPLOYEE SAVINGS PLAN OF
                            GENERAL RE CORPORATION
                         AND ITS DOMESTIC SUBSIDIARIES

                    COVERAGE OF CERTAIN FORMER EMPLOYEES OF
                         GUY CARPENTER & COMPANY, INC.

          Certain employees ("Carpenter Employees") of Guy Carpenter & Company, Inc. ("Carpenter") became Eligible Employees as of February 23, 1993 because of the transfer and assignment of certain facultative accounts previously handled by Carpenter to General Reinsurance Corporation, an Employer hereunder. The rights and benefits of Carpenter Employees will be determined as provided under the Plan, except as hereinafter specifically set forth. The following paragraphs A through D shall apply only to Participants who were Carpenter Employees:

     A.   Section 1.31:  Hours of Service while employed by Carpenter shall be
          ------------
considered as Hours of Service with an Affiliated Company.

     B.   Section 1.50:  The service of a Carpenter Employee shall be determined
          ------------
as if Carpenter was an Affiliated Company during the entire period that person was employed by Carpenter or any member of its former controlled group.

     C.   Section 2.2:  A Carpenter Employee who has completed a twelve month
          -----------
period of at least 1,000 Hours of Service prior to February 23, 1993 shall be eligible to participate as of that date. All other Carpenter Employees will be eligible to participate as provided in the Plan.

     D.   Section 9.1:  A Carpenter Employee who becomes eligible to participate
          -----------
in the Plan as of February 23, 1993 shall not be subject to the one year of participation requirement for loans.

                                  SCHEDULE V
                                      OF
                                  APPENDIX B
                                      TO
                 EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN OF
                            GENERAL RE CORPORATION
                         AND ITS DOMESTIC SUBSIDIARIES

                    COVERAGE OF CERTAIN FORMER EMPLOYEES OF
                      NEW ENGLAND ASSET MANAGEMENT, INC.

          Certain employees ("NEAM Employees") of General Re -- New England Asset Management, Inc. ("GR-NEAM") became Eligible Employees as of August 4, 1995 because of the acquisition of New England Asset Management, Inc. ("NEAM") by General Re Corporation. As a result of such acquisition, GR-NEAM became an employer hereunder. The rights and benefits of NEAM Employees will be determined as provided under the Plan, except as hereinafter specifically set forth. The following paragraphs A through D shall apply only to Participants who were NEAM
Employees:

     A.   Section 1.23:  Hours of Service while employed by NEAM shall be
          ------------
considered as Hours of Service with an Affiliated Company.

     B.   Section 1.42:  The service of a NEAM Employee shall be determined as
          ------------
if NEAM was an Affiliated Company during the entire period that person was employed by NEAM or any member of its former controlled group.

     C.   Section 2.2:  A NEAM Employee who has completed a twelve month period
          -----------
of at least 1,000 Hours of Service prior to August 4, 1995 shall be eligible to participate as of that date. All other NEAM Employees will be eligible to participate as provided in the Plan.

     D.   Section 9.1:  A NEAM Employee who becomes eligible to participate in
          -----------
the Plan as of August 4, 1995 shall not be subject to the one year of participation requirement for loans.

                                  SCHEDULE VI
                                      OF
                                  APPENDIX B
                                      TO
                 EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN OF
                            GENERAL RE CORPORATION
                         AND ITS DOMESTIC SUBSIDIARIES

                    COVERAGE OF CERTAIN FORMER EMPLOYEES OF
                  COLOGNE REINSURANCE CORPORATION OF AMERICA

          Certain employees (CRA Transfer Employees) of Cologne Reinsurance Corporation of America ("CRA") have or may become Eligible Employees as a result of transfer of employment from CRA to an Employer participating in the Plan.
The rights and benefits of CRA Transfer Employees will be determined as provided under the Plan, except as hereinafter specifically set forth. The following paragraphs A through D shall apply only to Participants who were Employees of CRA and subsequently transferred employment from CRA to a participating Employer ("CRA Transfer"):

     A.   Section 1.23:  Hours of Service while employed by CRA shall be
          ------------
considered as Hours of Service with an Affiliated Company.

     B.   Section 1.42:  The service of a CRA Transfer Employee shall be
          ------------
determined as if CRA was an Affiliated Company during the entire period that person was employed by CRA or any member of its former controlled group.

     C.   Section 2.2:  A CRA Transfer Employee who has completed a twelve month
          -----------
period of at least 1,000 Hours of Service prior to the effective date of the CRA Transfer shall be eligible to participate in the Plan as of the first day of the month following the effective date of the CRA Transfer. All other CRA Transfer Employees will be eligible to participate as provided in the Plan.

     D.   Section 9.1:  A CRA Transfer Employee who becomes eligible to
          -----------
participate in the Plan as a result of a CRA Transfer shall not be subject to the one year of participation requirement for loans.

                                 SCHEDULE VII
                                      OF
                                  APPENDIX B
                                      TO
                 EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN OF
                            GENERAL RE CORPORATION
                         AND ITS DOMESTIC SUBSIDIARIES

                    COVERAGE OF CERTAIN FORMER EMPLOYEES OF
                                  PRMS, Inc.

          Certain employees ("PRMS Employees") of PRMS, Inc. ("PRMS") became Eligible Employees as of June 1, 1996 because of the acquisition of PRMS by General Re Corporation on January 1, 1996 and the action of Board of Directors of PRMS on May 17, 1996. As a result of such action PRMS became an Employer hereunder. The rights and benefits of PRMS Employees will be determined as provided under the Plan except as hereinafter specifically set forth. The following Paragraphs A through D shall apply only to Participants who were PRMS Employees as of May 31, 1996:

     A.   Section 1.31:  Hours of Service while employed by PRMS shall be
          ------------
considered as Hours of Service with an Affiliated Company.

     B.   Section 1.50:  The service of a PRMS Employee shall be determined as
          ------------
if PRMS was an Affiliated Company during the entire period that person was employed by PRMS or any member of its former controlled group.

     C.   Section 2.2:  A PRMS Employee who was an Eligible Employee under the
          -----------
terms of the PRMS, Inc. 401(k) Plan as of May 31, 1996 shall be eligible to begin participation in the Plan as of June 1, 1996.

     D.   Section 9.1:  A PRMS Employee who becomes a Participant in the Plan as
          -----------
of June 1, 1996 shall not be subject to the one year participation requirements for loans.

                                 SCHEDULE VIII
                                      OF
                                  APPENDIX B
                                      TO
                 EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN OF
                            GENERAL RE CORPORATION
                         AND ITS DOMESTIC SUBSIDIARIES

                    COVERAGE OF CERTAIN FORMER EMPLOYEES OF
                       NATIONAL REINSURANCE CORPORATION

          After the merger into National Reinsurance Corporation ("National Re"), certain employees of National Re were transferred to Participating Subsidiaries ("Former National Re Employees") and have become Eligible Employees. The rights and benefits of the Former National Re Employees will be determined as provided under the Plan, except as hereinafter specifically set forth. The following paragraphs A through C shall apply only to Participants who are Former National Re Employees.

     A.   Section 1.31:  Hours of Service while employed by National Re or any
          ------------
member of its former controlled group shall be considered as Hours of Service with an Affiliated Company.

     B.   Section 1.50:  The Service of a Former National Re Employee shall be
          ------------
determined as if National Re was an Affiliated Company during the entire period that person was employed by National Re or any member of its former controlled group.

     C.   Section 9.1:  A Former National Re Employee who becomes eligible to
          -----------
participate in the Plan shall not be subject to the one year participation requirement for loans.

                                  SCHEDULE IX
                                      OF
                                  APPENDIX B
                                      TO
                 EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN OF
                            GENERAL RE CORPORATION
                         AND ITS DOMESTIC SUBSIDIARIES


                    COVERAGE OF CERTAIN FORMER EMPLOYEES OF
                       NATIONAL REINSURANCE CORPORATION
                      WITH RESPECT TO MERGED PLAN ASSETS
                     ------------------------------------



          Effective as of January 1, 1997, all contributions (both employer and employee) under the National Reinsurance Corporation 401(k) Savings Plan ("National Re Plan") were completely discontinued and, as of such date, all participants in the National Re Plan were 100% vested in their respective account balances. Certain employees of National Re were transferred to Participating Subsidiaries ("Former National Re Employees") and have become Participants in the Plan with certain special rights as provided in Schedule VIII of the Appendix. Effective as of June 30, 1997, the National Re Plan was merged with and into the Plan in accordance with Section 414(l) of the Code and all of the assets and liabilities under the National Re Plan were transferred to the Plan and allocated to accounts established for the Former National Re Employees. The following paragraphs A through C shall apply only to Participants who were participants in the National Re Plan and are Former National Re Employees.

     A.   Section 1.1:  Except as provided in this Schedule IX, Account shall
          -----------
include the account balance (or its value at distribution, if less) transferred to the Plan on behalf of a Former National Re Employee from the National Re Plan as a result of the merger of the National Re Plan with and into the Plan ("National Re Account").

     B.   Section 7.4:  In addition to the methods of payment contained in the
          -----------
Plan, a National Re Employee may elect an installment or an annuity form of distribution with respect to his National Re Account. Installment payments shall be made over a period not to exceed the Participant's (or the Participant's and Spouse's) life expectancy. Annuity payments may be made over
(i) the life of the Participant, (ii) the lives of the Participant and a designated Beneficiary, (iii) a period certain and continuous not extending beyond the life expectancy of the Participant, or (iv) a period certain and continuous not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

          If a Participant elects benefits in the form of an annuity, the normal form of payment for an unmarried Participant shall be a life annuity and for a married Participant, it shall be an automatic joint and survivor annuity (with 50% survivor annuity payment to the Participant's surviving Spouse). Such Participants may elect to have their benefits paid in another annuity form described above and may also subsequently revoke such election. Such election or revocation must be made on a form approved by the Committee and shall be effective only if made during the 90-day period ending on the date benefit payments to the Participant are to commence. An election by a married Participant to waive an automatic joint and survivor annuity shall be effective only if accompanied by the written consent of the Participant's Spouse who is entitled to survivor benefits thereunder. Such written consent must acknowledge the effect of the waiver election and must be witnessed by a representative of the Plan or a notary public. The consent of a Participant's Spouse shall not be required if the Participant establishes to the satisfaction of the Committee that there exists circumstances that, under applicable regulations, relieve the Participant from the requirement of obtaining spousal consent. No more than 90 days nor less than 30 days before benefits commence, each such Participant shall be furnished with a written explanation of the terms and conditions of the automatic joint and survivor annuity, the rights of the Participant's Spouse, the Participant's right to make or effect an election to waive the automatic joint and survivor benefit and the right to make or effect a revocation of a previous election.

     C.   Article VIII:  A National Re Employee shall have the same withdrawal
          ------------
rights with respect to his National Re Account as provided in Article VIII of the Plan except that amounts in his National Re Account attributable to Company Optional Contributions, if any, under the National Re Plan shall be withdrawable at the same time as withdrawals from his Matching Contributions Account under
Section 8.3 of Article VIII of the Plan.

                                                                       EXHIBIT A


                               AMENDMENT TO THE
                 EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN OF
                            GENERAL RE CORPORATION
                         AND ITS DOMESTIC SUBSIDIARIES


     The Employee Savings and Stock Ownership Plan of General Re Corporation and Its Domestic Subsidiaries, as amended and restated June 1994, and as amended thereafter (the "Plan") is hereby further amended, effective as of the Effective Time as defined in the Agreement and Plan of Mergers dated as of June 19, 1998, between the Company and Berkshire Hathaway Inc. (the `Merger Agreement') as follows:

     1. The phrase "General Re Common Stock Fund" is amended by replacing such phrase with the phrase "Berkshire Hathaway Class B Stock Fund" wherever it appears in the Plan.

     2. The phrase "shares of common stock of General Re Corporation" is amended by replacing such phrase with the phrase "shares of Class B common stock of Berkshire Hathaway Inc." wherever such phrase appears in the Plan.

     3. Section 1.12--Corporation Stock is amended in its entirety to read as follows:

               "1.12 "Corporation Stock" means Class B common stock of Berkshire Hathaway Inc."

     4. Paragraph (c) of Section 4.1--Investment of Contributions is amended in its entirety to read as follows:

               "(c)   Shares of Class B common stock issued by
          Berkshire Hathaway Inc. that are publicly traded and that are "qualifying employer securities" within the meaning of section 407(d)(5) of ERISA ("Sponsor Stock")."

     5. The phrase "Board of Directors" in Section 1.5, the phrase "Board of the Corporation" in Section 1.36 and 14.1, and the phrase "Compensation Committee of the Board of Directors of the Company" in Section 12.1 are amended to read "Committee".

     6. The word "Company" in the second sentence of Section 1.17 is amended to read "Corporation or an Affiliated Company".

     7. Section 12.1 is further amended by replacing the word "Company" in the first sentence thereof with the word "Corporation" and by replacing the phrase "Compensation

Committee" in the last sentence thereof with the word "Committee".

     8. Section 12.1 is further amended by adding at the end thereof the following new Paragraph:

               "Notwithstanding the foregoing, any amendment to the Plan which would substantially increase the cost of the Plan to the Corporation shall be effective only upon the approval of the Board of Directors."

     9.   The Plan is amended by adding to Appendix B the following new Schedule
X.


                                  "SCHEDULE X
                                      OF
                                  APPENDIX B
                                      TO
                 EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN OF
                            GENERAL RE CORPORATION
                         AND ITS DOMESTIC SUBSIDIARIES

              Transition Provisions re Berkshire Hathaway Merger

     After the Effective Date under the Agreement and Plan of Mergers between the Corporation and Berkshire Hathaway Inc. dated as of June 19, 1998 (the "Merger Agreement"), the General Re Common Stock Fund (the "Stock Fund") will become a Berkshire Hathaway Class B Stock Fund and Corporation Stock held in the ESOP will become Berkshire Hathaway Class B Stock. In order to effectuate these changes, the following transition provisions have been adopted:

     A. The Committee, in its sole discretion, may determine that for a period up to three weeks prior to the date the exchange of the Merger Consideration (as defined in the Merger Agreement) for the shares of the Corporation's common stock is completed (the "Exchange Effective Date"), in-kind distributions from the Stock Fund or of Corporation Stock from the ESOP to a Participant or Beneficiary shall be delayed until as soon a practicable after the Exchange Effective Date.

     B. The Committee, in its sole discretion, may determine that for a period up to one week prior to the Exchange Effective Date, contributions pursuant to
Article III to the Stock Fund, changes in election for future contributions or for prior contributions as provided in Sections 4.2 and 4.3, and withdrawals pursuant to Article VIII and loans pursuant to Article IX which are funded by assets in the Stock Fund shall be delayed until as soon as practicable after the Exchange Effective Date."

                                AMENDMENT TO THE
                  EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN OF
                             GENERAL RE CORPORATION
                         AND ITS DOMESTIC SUBSIDIARIES


          The Employee Savings and Stock Ownership Plan of General Re Corporation and Its Domestic Subsidiaries, as amended and restated January 1, 1998, and as amended thereafter (the "Plan") is hereby further amended, effective as of January 1, 1999 as follows:

     1.   Section 4.3--Change in Investment Election for Prior Contributions is
                       -----------------------------------------------------
          amended by adding the phrase "or Former Participant" after the term "Participant" wherever it appears in the section.

     2. Section 4.3 is further amended by adding the following sentence at the end of paragraph (a) thereof:

               "Notwithstanding the foregoing, a Former Participant who ceased to be an Employee on or before December 21, 1998 may not transfer his interest in any Fund into the Berkshire Hathaway Class B Stock Fund unless and until such Former Participant is reemployed and becomes a Participant again."

     3.   Section 4.4--Investment Percentages is amended in its entirety to read
                       ----------------------
          as follows:

                         "The investment of future contributions made to a
               Participant's Account or the changing of a Participant's or Former Participant's investment election with respect to any prior contributions shall be made in multiples of 5%."

     4.   Section 4.5--Loans is amended in its entirety to read as follows:
                       -----

               "Participants may receive loans from their Salary Deferral Accounts under the provisions of Article IX. A loan to a Participant shall be considered an earmarked investment of such Participant's Account and shall reduce the amount invested in the Funds. Repayment of a loan shall reduce the amount of the loan investment and shall be invested in accordance with the Participant's then current investment election or, in the case of a Former Participant, in accordance with the Former Participant's then current investment allocation; except, however, that in the case of a Former Participant who ceased to be an Employee on or before December 21, 1998, no loan repayment shall be invested in the Berkshire Hathaway Class B Stock Fund. Loans and loan repayments shall not be treated as elections or changes under Sections 4.1, 4.2 and/or 4.3."

5.  Section 5.4--Statement of Participant's Accounts is amended by adding the
                 -----------------------------------
phrase "and Former Participant" after the term "Participant" wherever it appears therein.